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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LADDER CAPITAL CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION DECEMBER 16, 2014

To the Stockholders of Ladder Capital Corp:

        I am pleased to invite you to attend a special meeting of stockholders (the "Special Meeting") of Ladder Capital Corp, a Delaware corporation ("Ladder" or the "Company"), which will be held on                            , 2015 at 10:00 a.m., Eastern Standard Time. The Special Meeting will be held via live webcast on the Internet. You will be able to attend and submit your questions during the meeting at www.virtualshareholdermeeting.com/LADR2015.

        On December 15, 2014, Ladder announced that it was commencing the steps necessary to qualify as a real estate investment trust ("REIT") for the taxable year beginning January 1, 2015. Prior to commencing its operations as a REIT, Ladder intends to complete the steps necessary in order to operate in compliance with the REIT rules. We refer to the completion of these steps and the commencement of Ladder's operations as a REIT as the "REIT Election." On January 1, 2015, Ladder intends to begin operating as a REIT for U.S. federal income tax purposes.

        The REIT Election will be implemented through a series of steps including, among other things, the amendment and restatement of Ladder's Amended and Restated Certificate of Incorporation (the "Charter Amendment") to change our business purpose and to impose certain ownership limitations and transfer restrictions on our stockholders pursuant to the REIT rules, among other things, and the amendment and restatement of the Tax Receivable Agreement, dated as of February 11, 2014, among the Company, Ladder Capital Finance Holdings LLLP and each of the TRA Members (as defined therein) (the "TRA Amendment").

        The affirmative vote of holders of a majority of our outstanding shares of Class A common stock and Class B common stock is required for the adoption of the Charter Amendment. The affirmative vote of holders of a majority of our outstanding shares of Class A common stock and Class B common stock, excluding shares beneficially owned by holders who are party to, or are an affiliate of a party to, the Tax Receivable Agreement, is required for the adoption of the TRA Amendment.

        Although Ladder intends to begin operating as a REIT on January 1, 2015, the Company does not intend to be taxed as a REIT if a significant majority of Ladder's eligible stockholders do not approve the Charter Amendment. In addition, Ladder has agreed, pursuant to the TRA Amendment, that it will not elect to be subject to tax as a REIT if a majority of the disinterested stockholders do not approve the TRA Amendment. The Board reserves the right, notwithstanding stockholder approval of the Charter Amendment and/or the TRA Amendment (if obtained), to elect not to proceed with the REIT Election if, at any time prior to filing the Charter Amendment, the Board determines that it is no longer in the best interest of Ladder and its stockholders to proceed therewith. If this occurs on or before March 13, 2015, the TRA Amendment and the amendment and restatement (the "LLLP Amendment") of the Amended and Restated Limited Liability Limited Partnership Agreement (the "LLLP Agreement") of Ladder Capital Finance Holdings LLLP will be automatically rescinded.

        After careful consideration, on December 15, 2014, the board of directors, on a unanimous basis, approved and declared to be advisable the Charter Amendment and the TRA Amendment, and hereby recommends that all holders of Ladder Class A common stock and Class B common stock entitled to vote thereon vote "FOR" the Charter Amendment and the TRA Amendment described herein.

        This proxy statement provides you with detailed information about the REIT Election, the Charter Amendment, the TRA Amendment and the special meeting. We encourage you to carefully read this entire proxy statement, including all its annexes, and we especially encourage you to read the section entitled "Certain Risks Associated with the REIT Election" beginning on page 14.

        Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Sincerely,

LADDER CAPITAL CORP
345 Park Avenue
New York, New York 10154

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        , 2015
10:00 a.m., Eastern Standard Time

To the Stockholders of Ladder Capital Corp:

        Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of Ladder Capital Corp, a Delaware corporation ("Ladder" or the "Company"), will be held on                         , 2015 at 10:00 a.m., Eastern Standard Time. The Special Meeting will be held via live webcast on the Internet. You will be able to attend and submit your questions during the meeting at www.virtualshareholdermeeting.com/LADR2015. The Special Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:

  (1)
  To approve an amendment and restatement of the Company's Amended and Restated Certificate of Incorporation, including provisions that impose certain ownership limitations and transfer restrictions on our stockholders in connection with the Company's potential REIT election.

  (2)
  To approve an amendment and restatement of the Tax Receivable Agreement, dated as of February 11, 2014, among the Company, Ladder Capital Finance Holdings LLLP and each of the TRA Members (as defined therein).

        Only holders of our Class A common stock and Class B common stock of record as of the close of business on                        , 2015 are entitled to receive notice of, to attend, and to vote at, the Special Meeting.

        We are pleased to furnish proxy materials over the Internet. We believe doing so allows us to provide our stockholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing hard copies.

        Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card.

By Order of the Board of Directors,
/s/ ALAN FISHMAN Alan Fishman Non-Executive Chairman of the Board of Directors

New York, NY
                     , 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2015:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting and
Proxy Statement are available free of charge at www.proxyvote.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement (this "proxy statement") includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). All statements other than statements of historical fact contained in this proxy statement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "might," "will," "should," "can have," "likely," "continue," "design," and other words and terms of similar expressions are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

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  risks discussed under the heading "Certain Risks Associated with the REIT Election";

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  changes in general economic conditions, in our industry and in the commercial finance and the real estate markets;

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  changes to our business and investment strategy;

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  our ability to obtain and maintain financing arrangements;

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  the financing and advance rates for our assets;

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  our actual and expected leverage;

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  the adequacy of collateral securing our loan portfolio and a decline in the fair value of our assets;

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  interest rate mismatches between our assets and our borrowings used to fund such investments;

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  changes in interest rates and the market value of our assets;

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  changes in prepayment rates on our assets;

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  the effects of hedging instruments and the degree to which our hedging strategies may or may not protect us from interest rate and credit risk volatility;

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  the increased rate of default or decreased recovery rates on our assets;

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  the adequacy of our policies, procedures and systems for managing risk effectively;

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  a potential downgrade in the credit ratings assigned to our investments;

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  the impact of and changes in governmental regulations, tax laws and rates, accounting guidance and similar matters, including rules and regulations relating to our qualification as a REIT;

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  changes to our business that could disqualify us from REIT status under the Code;

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  our ability and the ability of our subsidiaries to maintain our and their exemptions from registration under the Investment Company Act of 1940, as amended (the "Investment Company Act");

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  potential liability relating to environmental matters that impact the value of properties we may acquire or the properties underlying our investments;

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  the inability of insurance covering real estate underlying our loans and investments to cover all losses;

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  the availability of investment opportunities in mortgage-related and real estate-related instruments and other securities;

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  fraud by potential borrowers;

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  the availability of qualified personnel;

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  the degree and nature of our competition;

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  the market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy; and

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  the prepayment of the mortgages and other loans underlying our mortgage-backed and other asset-backed securities.

        You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this proxy statement are made as of the date hereof, and the Company assumes no obligation to update or supplement any forward-looking statements.

LADDER CAPITAL CORP
345 Park Avenue
New York, New York 10154

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

                  , 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Ladder Capital Corp ("Ladder" or the "Company") for use at the special meeting to be held on                  , 2015, at 10:00 a.m., Eastern Standard Time, and any adjournment or postponement thereof (the "Special Meeting"). The Special Meeting will be conducted via a live webcast on the Internet at www.virtualshareholdermeeting.com/LADR2015.

        We are providing you this proxy statement, the enclosed proxy card and the attached notice of internet availability of proxy materials (the "Notice") because the Board is soliciting your proxy to vote at the Special Meeting. You are invited to attend the Special Meeting via the Internet to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the Internet, by phone or by mail, if you requested printed copies of the proxy materials.

        We intend to distribute this proxy statement on or about                  , 2015 to all stockholders of record entitled to vote at the Special Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending the Notice to the Company's stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its special meeting and the cost to the Company associated with the physical printing and mailing of materials.

What matters will be voted on at the Special Meeting?

        Stockholders of record will vote on two matters at the Special Meeting in connection with the Company's proposed REIT Election:

  1.
  Approval of an amendment and restatement of the Company's Amended and Restated Certificate of Incorporation (the "Charter Amendment") in connection with the Company's potential REIT Election (as defined below), including provisions that impose certain ownership limitations and transfer restrictions on our stockholders in connection with the Company's potential REIT Election (as defined below).

  2.
  Approval of an amendment and restatement (the "TRA Amendment") of the Tax Receivable Agreement, dated as of February 11, 2014, among the Company, Ladder Capital Finance Holdings LLLP ("LCFH") and each of the TRA Members (as defined therein) (the "Tax Receivable Agreement").

        Stockholders entitled to vote may vote "For" or "Against" any of the proposals or may abstain from voting on any of the proposals.

Who may vote at the Special Meeting?

        Record Date.    Only holders of record of our Class A common stock and Class B common stock at the close of business on                  , 2015 (the "Record Date") are entitled to receive notice of, to attend and to vote at the Special Meeting as set forth below. As of the Record Date, there were           shares of Class A common stock outstanding and           shares of Class B common stock outstanding.

        Proposal One.    Each share of Class A common stock and Class B common stock will entitle the holder thereof to one vote on Proposal One (the approval of the Charter Amendment). Approval of Proposal One will require the affirmative vote of holders of a majority of our outstanding shares of Class A common stock and Class B common stock. The holders of Class A common stock and Class B common stock will vote together on Proposal One as a single class.

        Proposal Two.    Each share of Class A common stock and Class B common stock will entitle the holder thereof to one vote on Proposal Two (the approval of the TRA Amendment). Approval of Proposal Two will require the affirmative vote of holders of a majority of our outstanding shares of Class A common stock and Class B common stock, excluding shares beneficially owned by holders who are party to, or are an affiliate of a party to, the Tax Receivable Agreement. The holders of Class A common stock and Class B common stock entitled to vote on Proposal Two will vote together on Proposal Two as a single class.

What are the Board's voting recommendations?

        The Board recommends that you vote your shares "FOR" the Charter Amendment and "FOR" the TRA Amendment.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

        If, on the Record Date, your shares were registered directly in your name with Ladder's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may cast your vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

        If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

If I am a stockholder of record, how do I vote?

        If you are a stockholder of record, you may vote:

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  Via the Internet.  You may vote by proxy via the Internet by following the instructions provided in the Notice.

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  By Telephone.  If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

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  By Mail.  If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

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  At the Meeting.  You may also vote at the Special Meeting. For more information, see "What do I need to attend the Special Meeting?"

If I am a beneficial owner of shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name, you may vote:

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  Via the Internet.  You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

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  By Telephone.  If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

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  By Mail.  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

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  At the Meeting.  You may also vote at the Special Meeting if you obtain a "legal proxy" from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Special Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy

How do I attend the Special Meeting?

        We will host the Special Meeting via a live webcast on the Internet at www.virtualshareholdermeeting.com/LADR2015. You will not be able to attend the Special Meeting in person. Stockholders may vote and submit questions while participating in the Special Meeting via the Internet. Instructions on how to connect to and participate in the Special Meeting are included in the Notice. A summary of the information you need to attend the Special Meeting online is provided below:

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  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com

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  We encourage you to access the Special Meeting online prior to its start time

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  The webcast will start at 10:00 a.m., Eastern Standard Time

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  Assistance with questions regarding how to attend and participate via the Internet will be provided on the day of the Special Meeting by calling +1-

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  You will need your 16-Digit Control Number to enter the Special Meeting

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  A webcast replay of the Special Meeting will be available at          until 5:00 p.m., Eastern Standard Time, on                   , 2015

If I am unable to attend the Special Meeting on the Internet, can I listen to the Special Meeting by telephone?

        Yes. If you are unable to access the Special Meeting on the Internet, you may call to listen to the Special Meeting. You will be prompted to provide your control number. Although stockholders accessing the Special Meeting by telephone will be able to listen to the Special Meeting and may ask questions during the Special Meeting, you will not be considered present at the Special Meeting and will not be able to vote unless you also attend the Special Meeting via the Internet. If you plan to listen to the Special Meeting by telephone, we encourage you to submit your completed proxy card so your votes may be counted.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of our outstanding Class A common stock and Class B common stock entitled to vote at the Special Meeting are present at the meeting or represented by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting or the chairman of the meeting may adjourn the meeting to another date.

How many votes are needed to approve each proposal?

        Proposal One.    To be approved, Proposal One (the adoption of the Charter Amendment) must receive a "For" vote from stockholders holding a majority of our outstanding Class A common stock and Class B common stock, voting together as a single class. The ownership restriction contained in the Charter Amendment will only be binding on shares that are voted "For" adoption of the Charter Amendment. See "Certain Risks Associated with the REIT Election—Following implementation of the Charter Amendment there will be REIT-related restrictions on your ownership of, and your ability to transfer, your shares that are voted in favor of the Charter Amendment."

        Proposal Two.    To be approved, Proposal Two (the adoption of the TRA Amendment) requires a "majority-of-the-disinterested-stockholders" vote. Proposal Two must receive a "For" vote from holders of a majority of our outstanding shares of Class A common stock and Class B common stock, excluding shares beneficially owned by holders who are party to, or are an affiliate of a party to, the Tax Receivable Agreement (the "Majority-of-the-Disinterested-Stockholders Condition"). The Company has agreed to not proceed with the TRA Amendment as currently proposed in the event that the Majority-of-the-Disinterested-Stockholders Condition is not satisfied.

        Although Ladder intends to begin operating as a REIT on January 1, 2015, the Company does not intend to be taxed as a REIT if a significant majority of Ladder's eligible stockholders do not approve the Charter Amendment. In addition, Ladder has agreed, pursuant to the TRA Amendment, that it will not elect to be subject to tax as a REIT if a majority of the disinterested stockholders do not approve the TRA Amendment. The Board reserves the right, notwithstanding stockholder approval of the Charter Amendment and/or the TRA Amendment (if obtained), to elect not to proceed with the REIT Election if, at any time prior to filing the Charter Amendment, the Board determines that it is no longer in the best interest of Ladder and its stockholders to proceed therewith. If this occurs on or before March 13, 2015, the TRA Amendment and the LLLP Amendment will be automatically rescinded.

        If you fail to vote or abstain from voting on Proposal One, the effect will be the same as a vote against the adoption of Proposal One.

        If you fail to vote or abstain from voting on Proposal Two, the effect will be the same as a vote against the adoption of Proposal Two.

How will our directors and officers vote on the proposals?

        The directors and executive officers of Ladder have informed Ladder that, as of the date of the filing of this proxy statement, they intend to vote all shares of Class A common stock and Class B common stock owned by them "For" Proposal One. As of the Record Date, the directors and executive officers owned, in the aggregate,                  shares of Class A common stock and                  shares of Class B common stock entitled to vote at the Special Meeting.

        Shares owned by our directors and executive officers party to the Tax Receivable Agreement will not be included in the shares taken into account for purposes of the Majority-of-the-Disinterested-Stockholders Condition described above.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How are proxies voted?

        All shares represented by valid proxies received prior to the taking of the vote at the Special Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder's instructions.

What happens if I return a proxy card but do not make specific choices? And how are broker non-votes and abstentions treated?

        Stockholders of Record.    If you are a stockholder of record and you (1) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (2) sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares "For" the Charter Amendment and "For" the TRA Amendment.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide your broker with specific voting instructions then, under applicable rules, your broker may generally vote on "routine" matters but cannot vote on "non-routine" matters. This is generally referred to as a "broker non-vote." Proposal One (the approval of the Charter Amendment) and Proposal Two (the approval of the TRA Amendment) are considered non-routine matters and, therefore, your broker will not have discretion to vote on these matters absent direction from you. If you fail to vote or abstain from voting on Proposal One or Proposal Two, the effect will be the same as a vote against the adoption of such proposal.

        Broker non-votes and abstentions will, however, be counted towards determining whether or not a quorum is present and the effect of any such non-vote or abstention will be the same as a vote against each proposal.

Can I change my vote after submitting my proxy?

        You may revoke your proxy and change your vote at any time before the taking of the vote at the Special Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you properly vote at the Special Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company's Secretary at Ladder Capital Corp, 345 Park Avenue, 8th Floor, New York, NY 10154 prior to the Special Meeting.

Who will serve as the inspector of election?

        A representative from Broadridge Financial Solutions, Inc. ("Broadridge") will serve as the inspector of election.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

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  As necessary to meet applicable legal requirements.

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  To allow for the tabulation and certification of votes.

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  To facilitate a successful proxy solicitation.

        Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company's management and the Board.

Who is paying for this proxy solicitation?

        The Company will pay the entire cost of soliciting proxies. We have engaged Broadridge to serve as our proxy solicitor for the Special Meeting at a base fee of $          plus reimbursement of reasonable expenses. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

        Our directors and employees also may solicit proxies in person, by telephone or by other means of communication. However, they will not receive any compensation for soliciting proxies.

How can I find out the results of the voting at the Special Meeting?

        Preliminary voting results will be announced at the Special Meeting. Final voting results are expected to be published on a Current Report on Form 8-K filed within four business days after the Special Meeting.

Where are the Company's principal executive offices located and what is the Company's main telephone number?

        The Company's principal executive offices are located at 345 Park Avenue, 8th Floor, New York, NY 10154, and the Company's main telephone number is (212) 715-3170.

Whom may I contact with questions?

        If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Broadridge, at 1-800-579-1639.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTIONS

What is proposed?

        The Board of Ladder has unanimously approved a plan to realign our business operations to qualify as a real estate investment trust (a "REIT") for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code") commencing with the 2015 tax year. We refer to these transactions and the election of REIT status as the "REIT Election."

        We are proposing the Charter Amendment in order to help ensure that the Company satisfies the ownership and other requirements for qualification as a REIT and to protect the Company from adverse consequences for REITs related to concentration of ownership. The complete text of the proposed Charter Amendment is included as Appendix A to this proxy statement. See "What ownership restrictions are related to qualifying as a REIT?" Although Ladder intends to begin operating as a REIT on January 1, 2015, the Company does not intend to be taxed as a REIT if a significant majority of Ladder's eligible stockholders do not approve the Charter Amendment. In addition, pursuant to the TRA Amendment, if a majority of the disinterested stockholders do not approve the TRA Amendment, Ladder will not elect to be subject to tax as a REIT. The Board may, notwithstanding stockholder approval of the Charter Amendment and the TRA Amendment, elect not to proceed with filing the Charter Amendment if the Board determines that it is no longer in the best interests of Ladder or its stockholders to proceed with the REIT Election.

        In order to implement the proposed REIT Election, we, LCFH and a majority of existing limited partners of LCFH (the "TRA Members") have agreed to enter into the LLLP Amendment effective as of December 31, 2014, pursuant to which, among other things, (i) all assets and liabilities of LCFH will be allocated on our books and records to two series of LCFH, consisting of "Series REIT" and "Series TRS," (ii) each outstanding limited partnership interest in LCFH (an "LP Unit") will convert into one limited partnership unit of Series REIT and one limited partnership unit of Series TRS (a "Series TRS LP Unit"), (iii) outstanding Series TRS LP Units will be exchangeable for the same number of limited liability company interests of LC TRS I LLC ("TRS I"), which will be a newly-formed limited liability company that will be a U.S. taxable REIT subsidiary of the Company and the general partner of Series TRS (any such exchanges, the "TRS Exchanges"), (iv) the LCFH transfer restrictions on Series Units will be changed to standard REIT transfer restrictions until the Charter Amendment is approved by our stockholders, at which time the current transfer restrictions in the LLLP Agreement will be reinstated and will become effective on Series Units. Certain other amendments in connection with the REIT Election will be made. If Proposal Two is not approved by a majority of disinterested stockholders or if, for any reason, the Board determines not to elect for the Company to be subject to tax as a REIT for its 2015 taxable year, then, effective automatically, the LLLP Amendment will be rescinded and without any force or effect, and the LLLP Agreement in effect as of February 11, 2014 will automatically be reinstated.

        In order to preserve a portion of the potential tax benefits currently existing under the Tax Receivable Agreement that would otherwise be reduced in connection with the proposed REIT Election, the TRA Amendment, if approved, would provide that, in lieu of the existing tax benefit payments under the Tax Receivable Agreement for the 2015 taxable year and beyond, TRS I will pay to the TRA Members 85% of the amount of the benefits, if any, that TRS I realizes or under certain circumstances (such as a change of control) is deemed to realize as a result of (i) the increases in tax basis resulting from the TRS Exchanges by the TRA Members, (ii) any incremental tax basis adjustments attributable to payments made pursuant to the TRA Amendment, and (iii) any deemed interest deductions arising from payments made by TRS I under the TRA Amendment. Ladder will no longer be directly obliged to make any payments under the TRA Amendment, save those for taxable year 2014. However, subject to certain limitations as set forth in the TRA Amendment, as to the maintenance of REIT status, it will guarantee the obligations of TRS I thereunder. Under the TRA

Amendment, the Company expects to benefit from the remaining 15% of cash savings in income tax that it realizes, which is in the same proportion as in the existing Tax Receivable Agreement. Note that the net effect of the TRA Amendment is to reduce the pool of assets from which a TRA Member will be able to obtain benefits and, as a result, the Company expects that the amount of payments made by TRS I to the TRA Members under the TRA Amendment will be less than would otherwise be required to be made by the Company under the existing Tax Receivable Agreement. The TRA Amendment continues to share such benefits in the same proportions and otherwise has substantially the same terms and provisions as the existing Tax Receivable Agreement. The complete text of the proposed TRA Amendment is included as Appendix B to this proxy statement.

Why are we proposing the REIT Election?

        We intend to make the REIT Election, subject to the outcome of the votes on Proposal One and Proposal Two, because we believe it will provide numerous benefits to the Company and its stockholders. The anticipated benefits to stockholders include enhancing the Company's ability to create stockholder value given the nature of its assets, returning capital to stockholders, helping lower the Company's cost of capital and drawing a larger base of potential stockholders.

What is a REIT?

        A REIT is a corporation or other entity that derives most of its income from real estate loans and real property and whose assets predominantly consist of such loans and real property. The corporation must make a special election under the Code to be treated as a REIT. Subject to a number of significant exceptions, a corporation that qualifies as a REIT generally is not subject to U.S. federal corporate income taxes on income and gain that it distributes to its stockholders.

        The Company will continue to be required to pay federal income tax on earnings from its non-REIT assets and operations, which consist primarily of our securitization business. We may also be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property, gross receipts and other taxes on our assets and operations.

What ownership restrictions are related to qualifying as a REIT?

        To qualify as a REIT under the Code, Ladder's stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of Ladder capital stock may be owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). Finally, a person actually or constructively owning 10% or more of the vote or value of the outstanding shares of Ladder capital stock could lead to a level of affiliation between Ladder and one or more of its tenants that could disqualify Ladder's revenues from the affiliated tenants and possibly jeopardize or otherwise adversely impact Ladder's qualification as a REIT.

What is the effect of the TRA Amendment?

        In order to preserve a portion of the potential tax benefits currently existing under the Tax Receivable Agreement that would otherwise be reduced in connection with the proposed REIT Election, the TRA Amendment would provide that, in lieu of the existing tax benefit payments under the Tax Receivable Agreement for the 2015 taxable year and beyond, TRS I will pay to the TRA Members 85% of the amount of the benefits, if any, that TRS I realizes or under certain circumstances (such as a change of control) is deemed to realize as a result of (i) the increases in tax basis resulting from the TRS Exchanges by the TRA Members, (ii) any incremental tax basis adjustments attributable to payments made pursuant to the TRA Amendment, and (iii) any deemed interest deductions arising from payments made by TRS I under the TRA Amendment. Under the TRA Amendment, TRS I expects to benefit from the remaining 15% of cash savings in income tax that it realizes, which is in the same proportion realized by the Company under the existing Tax Receivable Agreement. Note that the net effect of the TRA Amendment is to reduce the pool of assets from which a TRA Member will be able to obtain benefits and, as a result, the Company expects that the amount of payments made by TRS I to the TRA Members under the TRA Amendment will be less than would otherwise be required to be made by the Company under the existing Tax Receivable Agreement. The TRA Amendment continues to share such benefits in the same proportions and otherwise has substantially the same terms and provisions as the existing Tax Receivable Agreement. The complete text of the proposed TRA Amendment is included as Appendix B to this proxy statement.

What alternatives were considered to a REIT Election?

        As an alternative to a REIT Election, we considered maintaining the current operating structure. After consulting with legal, financial and other advisors, we determined that the REIT Election would provide greater benefits, as described herein, to Ladder and its stockholders. See "Questions and Answers about the Proposed Transactions—Why are we proposing the REIT Election?"

Will our business operations change after the REIT Election?

        Subject to compliance with applicable REIT rules and regulations, we plan to operate our business after the REIT Election substantially as it is currently conducted. We do not expect any material change in our business operations as a result of the REIT Election, although we plan to implement certain structural changes to our organization to facilitate compliance with the REIT qualifications.

What other actions were necessary for Ladder to elect REIT status?

        In connection with the REIT Election, certain of our subsidiaries, including LCFH, were serialized in order to segregate our REIT assets and operations from our TRS assets and operations. A TRS is a subsidiary of a REIT (or series of a subsidiary) that is treated as a corporation for U.S. federal income tax purposes and is generally subject to regular U.S. federal corporate taxes on its taxable income. See "REIT tructuring Transactions." In connection with the planned REIT Election, we and certain of the TRA Members have agreed to amend and restate the LLLP Agreement to, among other things, effect LCFH's serialization and change transfer restrictions on Series Units effective on December 31, 2014 until such time as the Charter Amendment set forth in Proposal One becomes effective. Such restrictions conform to the transfer restrictions and ownership limitations that would be imposed on the Company's common stock under the Charter Amendment to facilitate compliance with the applicable REIT rules.

When will the REIT Election become effective?

        We intend to commence operating as a REIT for U.S. federal income tax purposes on January 1, 2015. Subject to the outcome of the votes on Proposal One and Proposal Two, we intend to formally elect to be subject to tax as a REIT on our 2015 tax return.

 REIT STRUCTURING TRANSACTIONS

        In anticipation of the REIT Election, we intend to effect an internal realignment, effective January 1, 2015, that we believe will permit us to successfully elect to be subject to tax as a REIT for our 2015 taxable year, subject to the risk factors described herein. We refer to this internal realignment as the "REIT Structuring Transactions." We believe the REIT Structuring Transactions do not affect in any material respect the rights of our Class A common stockholders or creditors. The REIT Structuring Transactions are comprised of a series of internal transactions that are intended to, among other things, segregate our REIT-qualified assets and income from our non-REIT-qualified assets and income.

        The most significant aspect of the REIT Structuring Transactions is the serialization of our operating partnership and certain of its wholly owned subsidiaries. A serialization is comprised of the segregation of assets and liabilities of a partnership into separate series of the partnership pursuant to Section 17-218 of the Delaware Revised Uniform Limited Partnership Act ("DRULPA") or of a limited liability company pursuant to Section 18-215 of the Delaware Limited Liability Company Act ("DLLCA"). Our operating partnership will be serialized into Series REIT and Series TRS as of December 31, 2014, each of which will have its own general partner, board of directors and officers and will have separate allocated assets and liabilities, books, records and bank accounts and taxpayer identification numbers. Certain wholly-owned subsidiaries of our operating partnership that are limited liability companies will be similarly serialized.

        Following the REIT Structuring Transactions, we will own, directly and indirectly, an aggregate of 51.9% of Series REIT of our operating partnership and, through such ownership, will have the right to receive 51.9% of the profits and distributions of Series TRS. We will also serve as the general partner of Series REIT of our operating partnership, and Series REIT's wholly-owned subsidiary, LC TRS I, will serve as general partner of Series TRS of our operating partnership. The limited partners in our operating partnership will own the remaining 48.1% of each such series of our operating partnership. Series REIT of our operating partnership, in turn, will own, directly or indirectly, 100% of the REIT series of each of our operating partnership's serialized subsidiaries ("Series REIT") as well as certain wholly-owned REIT subsidiaries. Series TRS of our operating partnership will own, directly or indirectly, 100% of the TRS series of each of our operating partnership's serialized subsidiaries ("Series TRS").

        Under Delaware law, the assets of a series are not available to creditors of any other series or of the serialized partnership or limited liability company, as applicable, generally unless separately contracted for. Each series of our operating partnership and of its serialized subsidiaries will, however, (i) agree to assume by contract all liabilities of the serialized entity existing on December 31, 2014 (or incurred under agreements in effect on such date), and (ii) agree to pay such assumed liabilities that are allocated to it and to indemnify its sister series and the partnership or limited liability company, as applicable, of which it forms a part for any losses incurred by such other series or entity due to such series' failure to satisfy its obligations under liabilities allocated to it on the entity's internal books and records.

        As a consequence of the REIT Structuring Transactions, our limited partners will become owners of an aggregate 48.1% interest in each of Series REIT and Series TRS of our operating partnership. Because we will hold our 51.9% ownership interest in Series TRS of our operating partnership through a subsidiary of Series REIT of our operating partnership, such continuing partners will not receive any distributions from Series REIT of our operating partnership that are comprised of dividends received by Series REIT from LC TRS I LLC, as they will receive their proportionate share of Series TRS distributions directly from Series TRS of our operating partnership. All distributions from Series TRS of our operating partnership that accrue to Series REIT of our operating partnership as dividends of LC TRS I will be specially allocated to us.

        All of the serialization and related allocations of assets and liabilities described above will be effected as of December 31, 2014 through amendments to the partnership or limited liability company, as applicable, agreements of our operating partnership and its serialized subsidiaries. If Proposal Two is not approved by a majority of disinterested stockholders or if, for any reason, the Board determines not to elect for the Company to be subject to tax as a REIT for its 2015 taxable year, then, effective automatically, the LLLP Amendment and amendments to the organizational documents of our subsidiaries (and the resulting the REIT Structuring Transactions) will be rescinded and without any force or effect, and the LLLP Agreement in effect as of February 11, 2014 will automatically be reinstated.

CERTAIN RISKS ASSOCIATED WITH THE REIT ELECTION

        There are risks associated with the matters related to the REIT Election and our operation and taxation as a REIT that you should consider prior to casting your vote with respect to the Charter Amendment and the TRA Amendment. These risks should also be considered as part of your decision to buy, sell or hold our shares of our Class A common stock in anticipation of the REIT Election and of our operation and taxation as a REIT. You should carefully consider the following risk factors and all other information contained in this proxy statement before casting your vote, whether by proxy or at the special meeting of stockholders, and in determining whether to buy, sell or hold our shares of Class A common stock. If any of the following risks occur, our business, financial condition, liquidity and results of operations could be materially and adversely affected. In that case, the value of our Class A common stock could decline, and you may lose some or all of your investment.

Risks Related to the Charter Amendment

Following implementation of the Charter Amendment there will be REIT-related restrictions on your ownership of, and your ability to transfer, your shares that are voted in favor of the Charter Amendment.

        Among other things, the Charter Amendment provides that, subject to the exceptions and the constructive ownership rules described herein, no person may own, or be deemed to own, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Ladder capital stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class of Ladder common stock.

        In addition, the Charter Amendment prohibits (i) any person from transferring shares of Ladder capital stock if such transfer would result in shares of Ladder capital stock being beneficially owned by fewer than 100 persons, and (ii) any person from beneficially or constructively owning shares of Ladder capital stock if such ownership would result in Ladder failing to qualify as a REIT.

        These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a takeover or other transaction in which stockholders might receive a premium for their shares of Ladder capital stock over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

        Certain existing stockholders that currently hold in excess of 9.8% of the value of the outstanding shares of any class or series of Ladder capital stock will be exempt from the ownership limitations and transfer restrictions.

The Board may elect to not proceed with the REIT Election for any reason, including if it determines that an insufficient number of shares vote "For" the Charter Amendment. In addition, the Company has agreed not to proceed with the proposed TRA Amendment if the Majority-of-the-Disinterested-Stockholders Condition is not satisfied.

        Without the approval of a significant majority of the outstanding shares of Ladder common stock for the Charter Amendment, the Board may consider whether the non-binding nature of the Charter Amendment on the shares that are not voted for the proposal should cause it to consider other means of protecting Ladder's REIT status. The Board reserves the right, notwithstanding stockholder approval (if obtained), to elect not to proceed with the REIT Election if, at any time prior to or after the filing of the Charter Amendment, the Board determines that it is no longer in the best interests of Ladder and the best interests of Ladder's stockholders to proceed with the REIT Election. In addition, the Company has agreed not to proceed with the proposed TRA Amendment if the Majority-of-the-Disinterested-Stockholders Condition is not satisfied.

The Charter Amendment would, among other things, eliminate the present transfer restrictions on the Class B common stock, effectively "decoupling" the voting rights of the Class B common stock from the economic rights of the Series Units.

        If approved by stockholders, the Charter Amendment, once effective, would eliminate the transfer restrictions on the shares of Class B common stock that are currently imposed by the Company's Amended and Restated Certificate of Incorporation in order to facilitate compliance with the REIT requirements. As a result, holders of Class B common stock would no longer be required to hold their Class B common stock together with their Series Units. The Charter Amendment would effectively "decouple" the voting rights of the Class B common stock from the economic rights of the LCFH Series Units and as a result, stockholders would be able to purchase or retain shares of Class B common stock and the corresponding voting rights without having any economic stake in the Company or the matters to be voted on. The interests of any such stockholders may not coincide with the interests of the Company or our other stockholders. The holders of Series Units may from time to time cause Ladder to exchange an equal number of Series Units of each series and Class B common stock for Class A common stock of Ladder on a one-for-one basis. Holders of Series Units who sell all or any portion of their Class B common stock would no longer be able to exchange Series Units for a corresponding number of shares of Class A common stock of Ladder.

Risks Related to Our Taxation as a REIT

We have limited experience operating a REIT and we cannot assure you that our past experience will be sufficient to successfully manage our business as a REIT.

        We have limited experience operating a REIT. The REIT provisions of the Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

If we fail to qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

        Subject to the outcome of the votes on Proposal One and Proposal Two, we intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2015. Although we do not intend to request a ruling from the Internal Revenue Service (the "IRS") as to our REIT qualification, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to our qualification as a REIT. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will represent only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued and will not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our qualification as a REIT depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which are not monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the annual REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements.

        If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain provisions of the Code, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Our ownership of and relationship with any TRS that we may form or acquire will be limited, and a failure to comply with the limits would jeopardize our REIT qualification and our transactions with our TRSs may result in the application of a 100% excise tax if such transactions are not conducted on arm's-length terms.

        A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be REIT-qualifying income if earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 25% of the value of a REIT's assets may consist of stock and securities of one or more TRSs. A domestic TRS will pay U.S. federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis.

        We intend to elect for certain of our subsidiaries to be treated as TRSs. Our TRS subsidiaries will pay U.S. federal, state and local income tax on their consolidated taxable income, and its after-tax income will be available for distribution to us but will not be required to be distributed to us by such domestic TRS. We have structured the formation transactions such that the aggregate value of the TRS stock and securities owned by us will be less than 25% of the value of our total assets (including the TRS stock and securities). Furthermore, we will monitor the value of our investments in our TRSs to ensure compliance with the rule that no more than 25% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm's-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.

REIT distribution requirements could adversely affect our ability to execute our business plan.

        We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a non-deductible 4% excise tax if the actual amount distributed to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT qualification requirements of the Code.

        From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, if we purchase agency securities at a discount, we are generally required to include the discount in taxable income prior to receiving the cash proceeds of the accrued discount at maturity. Additionally, if we incur capital losses in excess of capital gains, such net capital losses are not allowed to reduce our taxable income for purposes of determining our distribution requirement. Such net capital losses may be carried forward for a period of up to five years and applied against future capital gains subject to the limitation of our ability to generate sufficient capital gains, which cannot be assured. If we do not have other funds available in these situations we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to maintain our qualification as a REIT, or avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our stockholders' equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our Class A common stock.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flow.

        Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, taxes on income from some activities conducted as a result of a foreclosure, excise taxes, state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. In addition, in order to meet the REIT qualification requirements, prevent the recognition of certain types of non-cash income, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we intend to hold some of our assets through our U.S. taxable REIT subsidiaries ("TRS") or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, if we lend money to a TRS, the TRS may be unable to deduct all or a portion of the interest paid to us, which could result in an even higher corporate level tax liability. Furthermore, the Code imposes a 100% excise tax on certain transactions between a TRS and a REIT that are not conducted on an arm's length basis. We intend to structure any transaction with a TRS on terms that we believe are arm's length to avoid incurring this 100% excise tax. There can be no assurances, however, that we will be able to avoid application of the 100% excise tax. The payment of any of these taxes would decrease cash available for distribution to our stockholders.

        Moreover, the Company will own appreciated assets that it held before it elected to be treated as a REIT. If the Company disposes of any such appreciated assets during the ten-year period following the Company's qualification as a REIT, the Company will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets at the time that the Company became a REIT over the adjusted tax basis of such assets on such date, which are referred to as built-in gains. The Company would be subject to this tax liability even if it qualifies and maintains its status as a REIT. Any recognized built-in gain will retain its character as ordinary income or capital gain and will be taken into account in determining REIT taxable income and the Company's distribution requirement. Any tax on the recognized built-in gain will reduce REIT taxable income. The Company may choose not to sell in a taxable transaction appreciated assets it might otherwise sell during the ten-year period in which the built-in gain tax applies in order to avoid the built-in gain tax. However, if the Company sells such assets in a taxable transaction, the amount of corporate tax that the Company will pay will vary depending on the actual amount of net built-in gain or loss present in those assets as of the time the Company became a REIT. The amount of tax could be significant.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make and, in certain cases, to maintain ownership of, certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments from our investment portfolio. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

        We enter into certain financing arrangements that are structured as sale and repurchase agreements pursuant to which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto. We believe that we will be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

        Neither ordinary nor capital gain distributions with respect to our Class A common stock nor gain from the sale of Class A common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

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  part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our Class A common stock are predominantly held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

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  part of the income and gain recognized by a tax-exempt investor with respect to our Class A common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock;

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  part or all of the income or gain recognized with respect to our Class A common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under the Code may be treated as unrelated business taxable income; and

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  to the extent that we are (or a part of us, or a disregarded subsidiary of ours, is) a "taxable mortgage pool," or if we hold residual interests in a real estate mortgage investment conduit ("REMIC"), a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as unrelated business taxable income.

Liquidation of assets may jeopardize our REIT qualification or create additional tax liability for us.

        To qualify as a REIT, we must comply with requirements regarding the composition of our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

        The REIT provisions of the Code could substantially limit our ability to hedge our liabilities. Any income from a properly designated hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets generally does not constitute "gross income" for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may have to limit our use of advantageous hedging techniques or implement those hedges through our TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

        We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed.

        Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. We are required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such mortgage-backed securities will be made. If such mortgage-backed securities turn out not to be fully collectable, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

        Finally, in the event that mortgage-backed securities or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectable, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Certain apportionment rules may affect our ability to comply with the REIT asset and gross income tests.

        The Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purpose of the REIT asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purpose of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we will be treated as holding our proportionate share of the assets of the REMIC for the purpose of the REIT asset tests and receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the expanded Federal Housing Finance Agency ("Agency") RMBS-backed Home Affordable Refinance Program loan program in which we may invest, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an "eligible REMIC," or a residual interest in an "eligible REMIC" that informs the REIT that at least 80% of the REMIC's assets constitute real estate assets, then the REIT may treat 80% of the interest in the REMIC as a real estate asset for the purpose of the REIT income and asset tests. Although the portion of the income from such a REMIC interest that does not qualify for purposes of the REIT 75% gross income test would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, owning such a REMIC interest could adversely affect our ability to qualify as a REIT.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

        Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for federal income tax purposes.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of structuring collateral mortgage obligations ("CMOs"), which would be treated as prohibited transactions for federal income tax purposes.

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (including agency securities, but other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We could be subject to this tax if we were to dispose of or structure CMOs in a manner that was treated as a prohibited transaction for federal income tax purposes.

        We intend to conduct our operations at the REIT level so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. As a result, we may choose not to engage in certain transactions at the REIT level, and may limit the structures we utilize for our CMO transactions, even though the sales or structures might otherwise be beneficial to us. In addition, whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

        To maintain our qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly cash distributions to our stockholders out of legally available funds therefor. Our intended dividend policy as a REIT will be to pay quarterly distributions which, on an annual basis, will equal all or substantially all of our net taxable income. We have not, however, established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this proxy statement. All distributions will be made at the discretion of our Board of Directors and will depend on our earnings, our financial condition, any debt covenants, maintenance of our REIT qualification, restrictions on making distributions under Delaware law and other factors as our Board of Directors may deem relevant from time to time. We may not be able to make distributions in the future and our Board of Directors may change our distribution policy in the future. We believe that a change in any one of the following factors, among others, could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

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  the profitability of the assets we hold or acquire;

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  the allocation of assets between our REIT-qualified and non-REIT-qualified subsidiaries.

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  our ability to make profitable investments and to realize profit therefrom;

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  margin calls or other expenses that may reduce our cash flow; and

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  defaults in our asset portfolio or decreases in the value of our portfolio.

        We cannot assure you that we will achieve results that will allow us to make a specified level of cash distributions or any increase in the level of such distributions in the future.

If we were to make a taxable distribution of shares of our stock, stockholders may be required to sell such shares or sell other assets owned by them in order to pay any tax imposed on such distribution.

        We may be able to distribute taxable dividends that are payable in shares of our stock. If we were to make such a taxable distribution of shares of our stock, stockholders would be required to include the full amount of such distribution as income. As a result, a stockholder may be required to pay tax with respect to such dividends in excess of cash received. Accordingly, stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a stockholder sells the shares it receives as a dividend in order to pay such tax, the sale proceeds may be less than the amount included in income with respect to the dividend. Moreover, in the case of a taxable distribution of shares of our stock with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. While the IRS in certain private letter rulings has ruled that a distribution of cash or shares at the election of a REIT's stockholders may qualify as a taxable stock dividend if certain requirements are met, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and shares of common stock in any future period. In addition, if a significant number of our stockholders determine to sell shares of our Class A common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our Class A common stock.

Distributions payable by REITs do not qualify for the reduced tax rates available for some dividends.

        The maximum tax rate applicable to income from "qualified dividends" payable to domestic stockholders that are individuals, trusts and estates is currently 20%. Distributions of ordinary income payable by REITs, however, generally are not eligible for these reduced rates. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Our taxable income is calculated differently than net income based on U.S. GAAP.

        Our taxable income may substantially differ from our net income based on U.S. GAAP. For example, interest income on our mortgage related securities does not necessarily accrue under an identical schedule for U.S. federal income tax purposes as for accounting purposes. Please see the section entitled "U.S. Federal Income Tax Considerations—Income Tests—Timing differences between receipt of cash and recognition of income."

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The federal income tax rules dealing with REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations. Revisions in federal tax laws and interpretations thereof could affect or cause us to change our investments and commitments and affect the tax considerations of an investment in us.

        On February 26, 2014, House Ways and Means Committee Chairman David Camp released a proposal (the "Camp Proposal") for comprehensive tax reform. The Camp Proposal includes a number of provisions that, if enacted, would have an adverse effect on corporations seeking to make an election to be taxed as a REIT. These include the following: (i) if a corporation elects to be taxed as a REIT, such corporation will be required to recognize certain built-in gains inherent in its property as if all its assets were sold at their fair market value immediately before the close of the taxable year immediately before the corporation became taxed as a REIT, and (ii) any dividend made to satisfy the REIT requirement that a REIT must not have any earnings and profits accumulated during non-REIT years by the end of its first tax year as a REIT must be made in cash instead of a combination of cash and stock. These provisions, if enacted in their current form, would apply to REIT elections and distributions made on or after February 26, 2014. If enacted in its current form, the Camp Proposal would materially and adversely affect our ability to make an election to be taxed as a REIT. It is uncertain whether the Camp Proposal, in its current form or any other legislation affecting REITs and entities desiring to elect REIT status will be enacted and whether any such legislation will apply to us because of our proposed effective date or otherwise.

The transfer of Series Units could result in LCFH being treated as a publicly traded partnership by the IRS.

        In connection with the planned REIT Election, on December 31, 2014, transfer restrictions on Series Units in LCFH's LLLP Agreement were amended to conform to the transfer and ownership restrictions that would be imposed on our common stock under the Charter Amendment. This amendment was necessary to enable REIT status for the 2015 tax year. After the Charter Amendment is effected, assuming it is approved by stockholders, the transfer and ownership restrictions on Series Units in LCFH's LLLP Agreement to conform with the Charter Amendment will no longer be necessary to maintain REIT status. Accordingly, the LLLP Agreement will revert to the transfer and ownership restrictions in effect immediately prior to December 31, 2014, limiting the transfer of Series Units to Affiliates (as defined in the LLLP Agreement) of Series Unit holders without LCFH Board or general partner consent. During the time from January 1, 2015 to the effectiveness of the Charter Amendment, however, the transfer of Series Units could result in LCFH being treated as a publicly traded partnership (a "PTP") by the IRS, assuming it did not have sufficient qualifying income to avoid being treated as a PTP, the effect of which could be LCFH being treated as a corporation.

Rapid changes in the values of our target assets may make it more difficult for us to maintain our qualification as a REIT or our exemption from the 1940 Act.

        If the fair market value or income potential of our assets declines as a result of increased interest rates, prepayment rates, general market conditions, government actions or other factors, we may need to increase our real estate assets and income or liquidate our non-REIT-qualifying assets to maintain our REIT qualification or our exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. We may have to make decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

The Company's qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that the Company acquires, and the inaccuracy of any such opinions, advice or statements may adversely affect the Company's REIT qualification and result in significant corporate-level tax.

        When purchasing securities, the Company may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. In addition, when purchasing the equity tranche of a securitization, the Company may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect the Company's REIT qualification and result in significant corporate-level tax.

PROPOSAL ONE—AMENDMENT AND RESTATEMENT OF THE COMPANY'S CHARTER

        The Board recommends that Ladder's stockholders adopt the Charter Amendment, including provisions that impose certain ownership limitations and transfer restrictions in connection with Ladder's REIT Election. The Board believes the adoption of the Charter Amendment, and the imposition of the proposed ownership limitations and transfer restrictions, is advisable because the Charter Amendment will help enforce Ladder's compliance with REIT requirements. We believe that the charters of substantially all publicly held, listed REITs contain comparable stock ownership limitations and transfer restrictions. Although Ladder intends to begin operating as a REIT on January 1, 2015, the Company does not intend to be taxed as a REIT if a significant majority of Ladder's eligible stockholders do not approve the Charter Amendment. In addition, Ladder has agreed, pursuant to the TRA Amendment, that it will not elect to be subject to tax as a REIT if a majority of the disinterested stockholders do not approve the TRA Amendment. The Board reserves the right, notwithstanding stockholder approval of the Charter Amendment and/or the TRA Amendment (if obtained), to elect not to proceed with the REIT Election if, at any time prior to filing the Charter Amendment, the Board determines that it is no longer in the best interest of Ladder and its stockholders to proceed therewith. If this occurs on or before March 13, 2015, the TRA Amendment and the LLLP Amendment will be automatically rescinded.

        The complete text of the proposed Charter Amendment, which would amend and restate the Charter in its entirety, is set forth in Appendix A. The description in this proposal is qualified in its entirety by reference to the complete text of the proposed Charter Amendment.

REIT Qualification

        For Ladder to qualify as a REIT under the Code, among other things, not more than 50% of the value of the outstanding shares of Ladder capital stock may be owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). In addition, a person actually or constructively owning 10% or more of the vote or value of the outstanding shares of Ladder capital stock could lead to a level of affiliation between Ladder and one or more of its tenants that could disqualify Ladder's revenues from the affiliated tenants and possibly jeopardize or otherwise adversely impact Ladder's qualification as a REIT.

Ownership Limitations and Transfer Restrictions

        To satisfy these requirements for qualification as a REIT, the Charter Amendment contains provisions restricting the ownership and transfer of shares of all classes or series of stock of Ladder. Including ownership limitations in a REIT's charter is the most effective mechanism to monitor compliance with the above-described provisions of the Code. In order to proceed with the REIT Election, we must be able to monitor compliance with these requirements effectively. Furthermore, if we elect to be subject to tax as a REIT, any other mechanism to monitor compliance may not be as effective to maintain Ladder's status as a REIT.

        The Charter Amendment provides that, subject to the exceptions and the constructive ownership rules described in this proposal, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Ladder capital stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class of Ladder common stock. We refer to these restrictions as the "ownership limits."

        The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of the outstanding shares of any class or series of Ladder capital stock or less than 9.8% in value or number of outstanding shares of any class of Ladder common stock (including through the acquisition of an interest in an entity that owns, actually or constructively, shares of any class or series of Ladder capital stock) by an individual or entity could, because of constructive ownership, nevertheless cause a violation of the ownership limitations described in this proposal.

        The Charter Amendment also provides that the Board may, in its sole discretion, with respect to any person (i) exempt such person from the ownership limits and certain other REIT limits on ownership and transfer of Ladder capital stock described in this proposal and (ii) establish a different limit on ownership for any such person. The Board, however, may not exempt from the ownership limits any person whose ownership of outstanding Ladder capital stock in violation of these limits would result in Ladder failing to qualify as a REIT. Pursuant to the terms of the Charter Amendment, in order for a person to be considered by the Board for exemption or a different limit on ownership, such person generally must make such representations and undertakings as the Board may deem appropriate in order to conclude that such person's beneficial or constructive ownership of Ladder capital stock will not cause Ladder to lose its status as a REIT under the Code. As a condition of any waiver of ownership limits and certain other REIT limits on ownership and transfer of Ladder capital stock, the Board may require an opinion of counsel or a ruling by the Internal Revenue Service satisfactory to the Board with respect to Ladder's qualification as a REIT and may impose such other conditions as the Board deems appropriate in connection with the granting of the exemption or a different limit on ownership.

        In connection with any waiver of the ownership limits or at any other time, the Charter Amendment permits the Board, from time to time, to increase the ownership limits for one or more persons and decrease the ownership limits for all other persons, provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions set forth in the Charter Amendment, result in Ladder being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total outstanding shares of Ladder capital stock or of the outstanding shares of any class of Ladder common stock, as applicable, is in excess of such decreased ownership limits until such time as such person's percentage of total outstanding shares of capital stock or of the outstanding shares of any class of common stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of any Ladder of capital stock resulting in such person's beneficial ownership or constructive ownership thereof creating an increased excess over the decreased ownership limits will be in violation of the decreased ownership limits.

        The Charter Amendment further prohibits (i) any person from transferring shares of Ladder capital stock if such transfer would result in shares of Ladder capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and (ii) any person from beneficially or constructively owning shares of Ladder capital stock if such ownership would result in Ladder failing to qualify as a REIT.

        The Charter Amendment defines beneficial ownership as ownership of our common stock by a Person (as defined therein), whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code, including, without limitation, the number of shares that such Person is deemed to beneficially own pursuant to Rule 13d-3 promulgated under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The Charter Amendment defines Person to include a "group" as defined under Section 13(d)(3) of the Exchange Act.

        Pursuant to the terms of the Charter Amendment, any person who acquires or attempts to acquire beneficial or constructive ownership of shares of Ladder capital stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to Ladder immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide Ladder with such other information as Ladder may request in order to determine the effect, if any, of such transfer on Ladder's qualification as a REIT.

        In addition, the terms of the Charter Amendment provide that if there is any purported transfer of shares of Ladder capital stock or other event or change of circumstances that would violate any of the restrictions described in this proposal, then the number of shares causing the violation will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to Ladder capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. The person that would have owned the shares if they had not been transferred to the trust is referred to herein as "the purported transferee." Any ordinary dividend paid to the purported transferee prior to the discovery by Ladder that the shares had been automatically transferred to a trust as described in this proposal must be repaid to the trustee upon demand. If the transfer to the trust as described in this proposal is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in the Charter Amendment, then the transfer of the excess shares will be automatically void and of no force or effect.

        Pursuant to the terms of the Charter Amendment, shares of Ladder capital stock transferred to the trustee are deemed to be offered for sale to Ladder, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event, and (ii) the market price on the date Ladder or its designee accepts such offer. Ladder has the right to accept such offer until the trustee has sold the shares of Ladder capital stock held in the trust. Upon a sale to Ladder, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount that is payable to the purported transferee by the amount of any ordinary dividends that Ladder paid to the purported transferee prior to the discovery by Ladder that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described in this proposal. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such stock will be paid to the charitable beneficiary.

        If Ladder does not buy the shares, the trustee must within 20 days of receiving notice from Ladder of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described in this proposal. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount that is payable to the purported transferee by the amount of any ordinary dividends that Ladder paid to the purported transferee before the discovery by Ladder that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described in this proposal. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by Ladder that shares of Ladder capital stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described in this proposal, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

        The trustee will be designated by Ladder and must be unaffiliated with Ladder and any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by Ladder with respect to the shares and may also exercise all voting rights with respect to the shares.

        In addition, if the Board determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of Ladder capital stock set forth in the Charter, as amended and restated by the Charter Amendment, the Board may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing Ladder to redeem shares of Ladder capital stock, refusing to give effect to the transfer on Ladder's books or instituting proceedings to enjoin the transfer.

        The Charter Amendment also deletes Section 4.3(d) relating to the "Retirement of Class B Common Stock." Section 4.3(d) currently provides that upon any outstanding share of Class B common stock ceasing to be held by a holder of a Series Unit, such share of Class B common stock automatically transfers to the Company and is deemed cancelled and retired.

        The foregoing ownership limitations, transfer restrictions, and other changes to the Charter will not apply if, after the approval and adoption of the Charter Amendment, the Board determines that it is no longer in the best interests of Ladder to attempt to qualify, or to continue to qualify, as a REIT or that compliance with all or any of the ownership limitations is no longer determined to be advisable by the Board in order for Ladder to qualify as a REIT.

        These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a takeover or other transaction in which stockholders might receive a premium for their shares of Ladder capital stock over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Disclosure of Stock Ownership by Our Stockholders

        Under the Charter Amendment, following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by law) of the outstanding shares of any class or series of Ladder capital stock must, upon request, provide Ladder written notice of certain information as provided in the Charter Amendment. In addition, each beneficial owner or constructive owner of Ladder capital stock, and any person (including the stockholder of record) who holds shares of Ladder capital stock for a beneficial owner or constructive owner will, upon demand, be required to provide Ladder with such information as Ladder may request in good faith in order to determine Ladder's qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Vote Required; Effect of Voting

        The Charter Amendment requires the affirmative vote of stockholders holding a majority of all of our outstanding shares of Class A common stock and Class B common stock, voting together as a single class. If the Charter Amendment is approved, then it will become effective upon filing with the Delaware Secretary of State, which filing Ladder expects to make promptly after the Special Meeting, assuming the proposal is approved. If the Charter Amendment set forth in Proposal One becomes effective, it will be binding on the shares voted in favor of this proposal and all shares of Ladder capital stock issued subsequent to the effective time of the Charter Amendment. However, in accordance with Section 202(b) of the General Corporation Law of the State of Delaware, the ownership limitations and transfer restrictions of the Charter Amendment will not be binding on any shares of Ladder capital stock outstanding prior to the effective time of the Charter Amendment that are not voted in favor of the proposal. Without the approval of a significant majority of the shares of Ladder common stock, the Board may consider whether the non-binding nature of the Charter Amendment on the shares not voted for the proposal should cause it to consider other means of protecting Ladder's REIT status. The Board reserves the right, notwithstanding stockholder approval (if obtained), to elect not to proceed with the REIT Election if, at any time prior to or after the filing of the Charter Amendment, the Board determines that it is no longer in the best interests of Ladder and the best interests of Ladder's stockholders to proceed with the REIT Election.

Certain Considerations regarding the Charter Amendment and the REIT Election

        As noted, the Charter Amendment is being proposed for approval by Ladder's stockholders in connection with the REIT Election. As previously disclosed, Ladder believes the REIT structure has the potential to create new opportunities for value creation while continuing to support Ladder's internal growth. The anticipated benefits to stockholders include enhancing the Company's ability to create stockholder value given the nature of its assets, returning capital to stockholders, helping lower the Company's cost of capital and drawing a larger base of potential stockholders. Ladder has begun to implement the REIT Election, pursuant to which Ladder intends to elect REIT status for the taxable year beginning January 1, 2015, subject to the outcome of the votes on Proposal One and Proposal Two.

        If Ladder elects to, and is able to qualify as, a REIT, it will generally be permitted to deduct from U.S. federal income taxes dividends paid to its stockholders. The income represented by such dividends would not be subject to U.S. federal taxation at the entity level but would be taxed, if at all, at the stockholder level. Nevertheless, the income of Ladder's TRSs will be subject, as applicable, to U.S. federal and state corporate income tax, and Ladder and its subsidiaries will continue to be subject to foreign income taxes in jurisdictions in which they hold assets or conduct operations, regardless of whether held or conducted through TRS or REIT entities. Ladder will also be subject to a separate corporate income tax on any gains recognized during a specified period (generally 10 years) following the REIT Election that are attributable to "built-in" gains with respect to the assets that Ladder owns on the date it converts to a REIT. If Ladder fails to qualify as a REIT, it will be subject to federal income tax at regular corporate rates. Even if Ladder qualifies for taxation as a REIT, it may be subject to some federal, state, local and foreign taxes on its income and property in addition to taxes owed with respect to Ladder's TRS operations.

        Ladder's ability to qualify as a REIT will depend upon its compliance with the REIT asset, income, distribution, and organization requirements under the Code following the REIT Election. See "U.S. Federal Income Tax Considerations—Requirements for qualification—General."

        Ladder's distributions of REIT taxable income to its stockholders will generally be treated as ordinary dividend income. Thus, for example, U.S. tax-exempt stockholders will generally be exempt from taxation on such dividend income because dividend income does not generally constitute unrelated business taxable income. However, because Ladder as a REIT will generally not be subject to federal income tax on the portion of its REIT taxable income distributed to stockholders, these dividends to Ladder stockholders will generally be ineligible (or come with restricted eligibility) for a variety of other preferences that apply to the dividends paid by non-REIT corporations. For example,

Ladder's distribution of REIT taxable income to its stockholders generally (i) cannot qualify for the preferential tax rates on qualified dividend income for noncorporate taxpayers; (ii) cannot qualify for the dividends received deduction for corporate taxpayers; and (iii) can qualify only under restricted circumstances for the otherwise generally applicable treaty-based reductions in U.S. withholding and income taxes on dividends to non-U.S. stockholders. The more preferential treatment of non-REIT dividends may cause investors to perceive that an investment in Ladder as a REIT is less attractive than an investment in a non-REIT entity that pays dividends, thereby reducing the demand and market price for Ladder shares.

        In accordance with tax rules applicable to REIT Elections, Ladder expects to issue a special distribution to its stockholders of undistributed C corporation accumulated earnings and profits (the "E&P Distribution"), which Ladder expects to pay in a combination of cash and stock. Ladder expects to make the E&P Distribution only after obtaining approval of its Board of Directors for the E&P Distribution. Ladder anticipates declaring the E&P Distribution during the fourth quarter of 2015 and would pay the E&P Distribution by January 31, 2016. In addition, Ladder intends to declare regular distributions to its stockholders. Generally, Ladder expects the E&P Distribution and other distributions to be taxable as dividends to its stockholders, whether paid in cash or a combination of cash and common stock, and not as a tax-free return of capital or a capital gain. Ladder urges stockholders to consult their tax advisors regarding the specific tax consequences regarding these distributions.

        Ladder is in the process of conducting a study of its pre-REIT accumulated earnings and profits as of the close of Ladder's 2014 taxable year using Ladder's historical tax returns and other available information. This is a very involved and complex study, which is not yet complete, and the actual result of the study relating to Ladder's pre-REIT accumulated earnings and profits as of the close of Ladder's 2014 taxable year may be materially different from Ladder's current estimates. The timing of the E&P Distribution, which may or may not occur, may be affected by potential tax law changes and other factors beyond Ladder's control. Any adjustment in the Company's (or certain subsidiary's) pre-REIT taxable income for the years ending on or before the effective date of the Company's REIT Election, including as a result of an examination of its returns or E&P calculation by the IRS, could require the Company to make additional distributions of any undistributed E&P as a deficiency dividend at the time, as well as require the payment of a penalty for having not distributed all of its E&P.

        There remain significant implementation and operational complexities to address, including receiving stockholder approval for the Charter Amendment and TRA Amendment. Even if Ladder is able to satisfy the existing REIT requirements or any future REIT requirements, the tax laws, regulations and interpretations governing REITs may change at any time in ways that could be disadvantageous to it. Ladder can provide no assurance that its conversion to a REIT will be successful. In addition, REIT qualification involves the application of highly technical and complex provisions of the Code to Ladder's operations as well as various factual determinations concerning matters and circumstances not entirely within Ladder's control. Although Ladder intends to convert to a REIT and operate in a manner consistent with the REIT qualification rules, Ladder cannot give assurance that it will so qualify or remain so qualified. Further, under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more TRSs and other nonqualifying assets. This limitation may affect Ladder's ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT requirements may hinder Ladder's ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.

        Although Ladder intends to begin operating as a REIT on January 1, 2015, the Company does not intend to be taxed as a REIT if a significant majority of Ladder's eligible stockholders do not approve the Charter Amendment. In addition, Ladder has agreed, pursuant to the TRA Amendment, that it will not elect to be subject to tax as a REIT if a majority of the disinterested stockholders do not approve the TRA Amendment. The Board reserves the right, notwithstanding stockholder approval of the Charter Amendment and/or the TRA Amendment (if obtained), to elect not to proceed with the REIT Election if, at any time prior to filing the Charter Amendment, the Board determines that it is no longer in the best interest of Ladder and its stockholders to proceed therewith. If this occurs on or before March 13, 2015, the TRA Amendment and the LLLP Amendment will be automatically rescinded. Ladder can provide no assurance if or when conversion to a REIT will be successful.

        Even if Ladder elects to be subject to tax as to a REIT, it cannot provide assurance that its stockholders will experience benefits attributable to Ladder's qualification and taxation as a REIT, including its ability to create stockholder value given the nature of its assets, return of capital to stockholders, the Company's lower cost of capital and a larger base of potential stockholders. The realization of the anticipated benefits to stockholders will depend on numerous factors, many of which are outside the control of Ladder. In addition, future cash distributions to stockholders will depend on Ladder's cash flows, as well as the impact of alternative, more attractive investments as compared to dividends.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL ONE

 PROPOSAL TWO—AMENDMENT AND RESTATEMENT OF THE TAX RECEIVABLE AGREEMENT

        The Board recommends that Ladder's stockholders adopt the TRA Amendment. This Proposal Two must receive a "For" vote from stockholders holding a majority of Class A Common Stock and Class B Common Stock outstanding and entitled to vote, other than shares beneficially owned by a person who is a party to, or is an affiliate of a party to, the Tax Receivable Agreement. If the requisite vote for Proposal Two is not obtained, the TRA Amendment will not be given effect and the Company agreed not to proceed with the REIT Election if the TRA Amendment is not given effect. If the Board determines that it is no longer in the best interest of Ladder and its stockholders to proceed with the REIT Election on or before March 13, 2015, the TRA Amendment will be automatically rescinded regardless of whether Proposal One or Proposal Two is approved.

        The complete text of the proposed TRA Amendment, which would amend and restate the Tax Receivable Agreement in its entirety, is set forth in Appendix B to this proxy statement. The description in this proposal is qualified in its entirety by reference to the complete text of the proposed TRA Amendment.

Exchange Rights of the TRA Members

        In connection with its initial public offering, the Company amended and restated its then-existing LLLP Agreement to provide, among other things, that each TRA Member has the right to cause the Company and LCFH to exchange an equal number of LCFH's LP Units and the Company's Class B Common Stock for the Company's Class A Common Stock (such exchanges, "LP Exchanges") on a one-for-one basis, subject to equitable adjustment for stock splits, stock dividends and reclassifications. As we expect will be further amended December 31, 2014, the LLLP Agreement will provide that exchanges of LCFH Series Units for Class A Common Stock pursuant to the exchange rights have and, absent the aforementioned REIT Election, are expected to continue to result in increases in the Company's allocable tax basis in the tangible and intangible assets of LCFH. These increases in tax basis have and, absent the aforementioned REIT Election, will continue to increase (for tax purposes) depreciation and amortization deductions allocable to the Company and therefore reduce the amount of tax that the Company would be required to pay in the future. This increase in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

Background of the Tax Receivable Agreement

        In connection with the initial public offering, the Company also entered into the Tax Receivable Agreement with TRA Members that provided for the payment from time to time by the Company to such TRA Members of 85% of the amount of cash savings in U.S. federal, state and local income tax or franchise tax, if any, that the Company realizes or under certain circumstances (such as a change of control) is deemed to realize as a result of (i) the increases in tax basis described above, (ii) any incremental tax basis adjustments attributable to payments made pursuant to the tax receivable agreement and (iii) any deemed interest deductions arising from payments made by us under the tax receivable agreement. Under the Tax Receivable Agreement, the Company expected to benefit from the remaining 15% of cash savings in income tax that it realized from the aforementioned exchanges. For purposes of the Tax Receivable Agreement, cash savings in income tax have been computed by comparing the Company's actual income tax liability to the amount of such taxes that the Company would have been required to pay had there been no increase to the tax basis of the assets of LCFH as a result of the exchanges and had it not entered into the Tax Receivable Agreement. Payments to a TRA Member under the Tax Receivable Agreement have been triggered by each exchange and have been payable annually over multiple years commencing following the Company's filing of its income tax return for the year of such exchange. The timing of the payments have been subject to certain contingencies, including the Company having sufficient taxable income to utilize all of the tax benefits defined in the Tax Receivable Agreement.

Background of the TRA Amendment

        In connection with the evaluation of the potential REIT Election, the Company consulted with its legal, financial and other advisors regarding the potential effect of the REIT Election on the Tax Receivable Agreement, and determined that such transaction would likely result in a reduction of the tax benefits to the Company that result from LP Exchanges and, as a result, the payments to the TRA Members under the Tax Receivable Agreement. As described herein, the Company was able to structure a transaction to preserve the majority of the potential tax benefits currently existing under the Tax Receivable Agreement that would otherwise be reduced in connection with the proposed REIT Election. The Company determined to conduct a formal evaluation of modifying the Tax Receivable Agreement, in part, because each member on the Board and Company's senior management team are TRA Members, and implemented a process to negotiate a modification to the Tax Receivable Agreement in conjunction with the REIT Election, which included, among other things, engaging Park Bridge Lender Services LLC ("Park Bridge Financial"), an independent financial advisor, to represent the Company in the negotiations related to the TRA Amendment and conditioning the implementation of the TRA Amendment on the Majority-of-the-Disinterested-Stockholders Condition.

        On October 15, 2014, the Company engaged Park Bridge Financial to assist and represent the Company in negotiating the terms of the TRA Amendment with TRA Members. Park Bridge was granted access to an online data site to which the Company and its representatives had uploaded certain public and non-public information of the Company, and Ladder and its representatives continued to upload due diligence materials and make information available, from time to time, in response to due diligence requests. In evaluating the TRA Amendment, Park Bridge and the TRA Members consulted with the Company's senior management and with legal, financial and other advisors, conducted a comprehensive evaluation of the Tax Receivable Agreement and its legal and financial implications to the Company and the TRA Members, and concluded that amending and restating the Tax Receivable Agreement, when taken together with the proposed LLLP Amendment, would result in the Company and the TRA Members continuing to receive a portion of the potential tax benefits that would otherwise be reduced in connection with the proposed REIT Election, and continuing to share such benefits in the same proportions and otherwise having substantially the same terms and provisions as in the Tax Receivable Agreement.

        In connection with the planned REIT Election, the Company, LCFH and the TRA Members proposed to enter into a mutually agreeable LLLP Amendment, pursuant to which, among other things, (i) all assets and liabilities of LCFH will be allocated to two recently established series of LCFH, consisting of "Series REIT" and "Series TRS," (ii) each outstanding LP Unit will convert into one limited partnership unit of Series REIT and one Series TRS LP Unit, (iii) outstanding Series TRS LP Units will be exchangeable for the same number of limited liability company interests of TRS I, and (iv) certain other amendments that are necessary for the REIT Election would be made and to continue to receive a portion of the potential tax benefits described above.

        In addition to the TRA Members' willingness to consent to the execution of the LLLP Amendment, the Company, LCFH and the TRA Members also proposed to enter into a mutually agreeable TRA Amendment that provides, in lieu of the existing tax benefit payments under the Tax Receivable Agreement for the 2015 taxable year and beyond, TRS I will pay to the TRA Members 85% of the amount of the benefits, if any, that TRS I realizes or under certain circumstances (such as a change of control) is deemed to realize as a result of (i) the increases in tax basis resulting from the TRS Exchanges by the TRA Members, (ii) any incremental tax basis adjustments attributable to payments made pursuant to the TRA Amendment, and (iii) any deemed interest deductions arising from payments made by TRS I under the TRA Amendment. The net effect of the TRA Amendment is to reduce the pool of assets from which a TRA Member will be able to obtain benefits and, as a result, the Company expects that the amount of payments made by TRS I to the TRA Members under the TRA Amendment will be less than would otherwise be required to be made by the Company under the existing Tax Receivable Agreement. The TRA Amendment continues to share such benefits in the same proportions and otherwise has substantially the same terms and provisions as the existing Tax Receivable Agreement. The Company will not be directly obligated to make any payments under the TRA Amendment, except for the 2014 taxable year. However, subject to certain limitations as set forth in the TRA Amendment as to the maintenance of its REIT status, the Company will guarantee the payments required to be made by TRS I pursuant to the TRA Amendment. Under the TRA Amendment, TRS I expects to benefit from the remaining 15% of cash savings in income tax that it realizes.

        On December 11, 2014, the Board held a regular meeting during which the Board discussed the potential REIT Election, the TRA Amendment and related transactions, with the participation of the Company's senior management and representatives of Skadden, Arps, Slate, Meagher & Flom LLP and Kirkland & Ellis LLP. Senior management of the Company reported to the Board about progress in negotiating the terms of the transactions and informed the Board that the transaction agreements were nearing substantially final form. Representatives of Skadden, Arps, Slate, Meagher & Flom LLP reviewed with the Board the material terms associated with the REIT Election. Representatives of Kirkland & Ellis LLP summarized for the Board its fiduciary obligations in the context of the proposed TRA Amendment. The Board reviewed how implementing the REIT Election and the TRA Amendment would serve to enhance the continued success of the Company and be responsive to the interests of all stockholders.

        On December 15, 2014, the Board held a telephonic meeting during which the Board discussed whether to proceed with the REIT Election and recommend the TRA Amendment to stockholders of the Company. The directors had received copies of the relevant agreements and summaries thereof in advance of the meeting. The Board also received an opinion, dated December 15, 2014, from Houlihan Lokey Financial Advisors, Inc. ("Houlihan Lokey") regarding the fairness, from a financial point of view and as of the date of such opinion, to the Company of the modification of the payments to the TRA Members provided for in the TRA Amendment. Houlihan Lokey's opinion was provided solely for the use and benefit of the Company and the Board (solely in its capacity as such) in connection with its evaluation of the TRA Amendment and may not be relied upon or used by any stockholder or other person or for any other purpose, is subject to various assumptions, qualifications and limitations, and does not constitute advice or a recommendation on how to vote or otherwise act with respect to the TRA Amendment or any other investment decision. The full text of Houlihan Lokey's written opinion is attached as Appendix C to this proxy statement. Houlihan Lokey's opinion is included in this proxy statement because it was considered by the Board in its evaluation of the TRA Amendment. After careful consideration, the Board on a unanimous basis approved and declared to be advisable the TRA Amendment and authorized the Company to finalize and execute the TRA Amendment, subject to this stockholder vote.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL TWO

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an investment in the common stock of Ladder. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "Ladder," "we," "our" and "us" generally mean only Ladder and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of the Treasury (the "Treasury"), rulings and other administrative pronouncements issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding our ability to qualify as a REIT. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local, or non-U.S. tax consequences relevant to us or an investment in our common stock, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

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  broker-dealers;

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  regulated investment companies;

  •
  partnerships and trusts;

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  persons who hold our stock on behalf of other persons as nominees;

  •
  persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  foreign investors.

        This summary assumes that investors will hold their Class A common stock as a capital asset, which generally means as property held for investment.

        The U.S. federal income tax treatment of holders of our Class A common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our Class A common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Class A common stock.

Taxation of Ladder Capital Corp

        Assuming the stockholders approve Proposal One and Proposal Two, we intend to elect to be subject to tax as a REIT commencing with our taxable year ending December 31, 2015. We believe that, commencing with such taxable year, we will be organized and operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code. We intend to continue to operate in such a manner to continue to qualify for taxation as a REIT.

        The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. We will receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with our taxable year ending December 31, 2015, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in general

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to qualify."

        Provided that we qualify as a REIT, we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Currently, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20%. With limited exceptions, however,

dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

        Provided we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited transactions," and "—Foreclosure property," below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for qualification—General."

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  A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm's-length terms.

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  If we sell any of our existing appreciated assets or if we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

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  The earnings of our TRSs will be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification—General

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  4.
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  7.
  that meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, will be 2015). The Charter Amendment provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end, and thereby satisfy this requirement.

Effect of subsidiary entities

        Ownership of partnership interests.    We are a partner in entities that are treated as partnerships for U.S. federal income tax purposes (e.g., directly in our Series REIT operating partnership and indirectly through our TRS in our Series TRS operating partnership). Treasury regulations provide that we are deemed to own our proportionate share of our Series REIT operating partnership's assets, and to earn our proportionate share of such partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of our Series REIT operating partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships generally will be treated as our assets and items of income for purposes of applying the REIT requirements.

        We generally have control of our operating partnerships and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Disregarded subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset tests" and "—Income tests."

        Taxable subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's-length basis.

Income tests

        To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

        Interest income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        We may invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that such mortgage-backed securities will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit, or REMIC, for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

        Dividend income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        REMIC interest apportionment.    The interest apportionment tax rules provide that, if a mortgage is secured by both real property and other property, the REIT is required to apportion its annual interest income between the portion attributable to a mortgage on the real property and the portion attributable to other property (which is not treated as mortgage interest). The interest apportionment tax regulations apply only if the mortgage loan in question is secured by both real property and other property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value is taken into account in our underwriting process.

        In addition, the Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purpose of the REIT asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purpose of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an "eligible REMIC," or a residual interest in an "eligible REMIC" that informs the REIT that at least 80% of the REMIC's assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an "eligible REMIC" if: (i) the REMIC has received a guarantee from the FNMA or the FHLMC that will allow the REMIC to make any principal and interest payments on its regular and residual interests; and (ii) all of the REMIC's mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purposes of 75% REIT gross income test. Although the portion of the income from such a REMIC interest that does not qualify would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests.

        Fee income.    Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

        Hedging transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry "real estate assets" (as described below under "—Asset tests"), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

        Failure to satisfy the gross income tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

        Timing differences between receipt of cash and recognition of income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount may nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

        Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

        In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument's tax basis.

        In addition, in the event mortgage-backed securities, or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual distribution requirements."

Asset tests

        At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, the aggregate value of all securities of TRSs that we hold, together with other non-qualified assets (such as furniture and equipment or other tangible personal property, or non-real estate securities) may not, in the aggregate, exceed 25% of the value of our total assets.

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as "securities" for purposes of the 10% asset test, as explained below).

        Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income tests." In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that these securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.

        In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset tests. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an "eligible REMIC," or a residual interest in an "eligible REMIC" that informs the REIT that at least 80% of the REMIC's assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. For this purpose, a REMIC is an "eligible REMIC" if: (i) the REMIC has received a guarantee from the FNMA or the FHLMC that will allow the REMIC to make any principal and interest payments on its regular and residual interests; and (ii) all of the REMIC's mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of our interest in such a REMIC as a qualifying real estate asset for the purpose of the REIT asset tests. The remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests.

        If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

        We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities "sold" pursuant thereto. We believe that we will be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

        No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if: (i) the REIT provides the IRS with a description of each asset causing the failure; (ii) the failure is due to reasonable cause and not willful neglect; (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if: (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000; and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter; and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual distribution requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of

              (i)  90% of our net taxable income, computed without regard to our net capital gains and the deduction for dividends paid, and

             (ii)  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

  (b)
  the sum of specified items of non-cash income.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is: (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between: (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

        If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of: (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

        As discussed above under "—Income tests—Timing differences between receipt of cash and recognition of income," it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure property

        Foreclosure property is real property and any personal property incident to such real property: (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently

35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage-backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Derivatives and hedging transactions

        We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into: (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction; and (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that will not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable mortgage pools and excess inclusion income

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations,

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  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

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  the entity has issued debt obligations (liabilities) that have two or more maturities, and

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  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under regulations issued by the Treasury, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

        A portion of the REIT's income from the TMP arrangement could be treated as "excess inclusion income." The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

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  cannot be offset by any net operating losses otherwise available to the stockholder,

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  is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

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  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

        See "—Taxation of stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Annual distribution requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

        If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset-backed securities

        Investments in asset-backed securities, or ABS, generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets.

Failure to qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income tests" and "—Asset tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are U.S. individuals, trusts and estates will generally be taxable at the preferential income tax rates (i.e., the 20% maximum federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnerships and any Subsidiary Partnerships

        All of our investments will be held through two series of LCFH, Series REIT of LCFH and Series TRS of LCFH. Series REIT will hold an interest in Series TRS through a TRS. In addition, our operating partnerships may hold certain of their investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnerships, including their share of their subsidiary partnerships and limited liability companies, based on our capital interest in each such entity. See "—Taxation of Ladder Capital Corp."

Entity Classification

        Our interests in our operating partnerships and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. If our operating partnerships or a subsidiary partnership or limited liability company were treated as an association, they would be taxable as a corporation and would be required to pay an entity-level tax on their income. In addition, the IRS could challenge the treatment of our series partnerships as separate entities. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Ladder Capital Corp—Asset tests" and "—Income tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status or tax treatment of our operating partnerships, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We believe that our operating partnerships and each of our other partnerships and limited liability companies (for which we do not make an election to be treated as corporations for federal income tax purposes) will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

        A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnerships' allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Taxation of stockholders

Taxation of taxable U.S. Holders

        As used herein, the term "U.S. Holder" means a holder of our Class A common stock who for U.S. federal income tax purposes is:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

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  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by most domestic U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

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  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

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  dividends received by the REIT from TRSs or other taxable C corporations; or

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  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends generally will be taxed to our U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our U.S. Holders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "Taxation of Ladder Capital Corp—Annual distribution requirements." Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder's shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder's shares, such holder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of Ladder Capital Corp—Annual distribution requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Ladder stock.    If a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder's adjusted tax basis in the shares of Ladder stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive activity losses and investment interest limitations.    Distributions that we make and gain arising from the sale or exchange by a U.S. Holder will not be treated as passive activity income. As a result, U.S. Holders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of foreign stockholders

        The rules governing U.S. federal income taxation of the ownership and disposition of our Class A common stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Holders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that Ladder will qualify for taxation as a REIT. Non-U.S. Holders should consult their tax advisors to determine the impact of U.S. federal, state, local and foreign tax laws with regard to the ownership and disposition of our common stock (including reporting requirements) in light of their individual circumstances.

        Ordinary dividends.    The portion of dividends received by Non-U.S. Holders that is: (i) payable out of our earnings and profits; (ii) which is not attributable to our capital gains; and (iii) which is not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

        In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a Non-U.S. Holder's investment in our stock is, or is treated as, effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

        Non-dividend distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of: (a) the stockholder's proportionate share of our earnings and profits, plus (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital gain dividends.    Under FIRPTA, a distribution that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of foreign stockholders—Ordinary dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the Non-U.S. Holder's U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain; or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "—Taxation of foreign stockholders—Ordinary dividends"), if: (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (ii) the recipient Non-U.S. Holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our Class A common stock will be "regularly traded" on an established securities exchange.

        Dispositions of Ladder stock.    Unless our stock constitutes a USRPI, a sale of our stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

        Even if the foregoing 50% test is met, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period. We believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

        In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a Non-U.S. Holder's sale of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. We expect that our Class A common stock will be regularly traded on an established securities market.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a domestic stockholder with respect to such gain; or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described above), a Non-U.S. Holder may be treated as having gain from the sale or exchange of a USRPI if the Non-U.S. Holder: (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI; and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

        Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        Foreign stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Taxation of tax-exempt stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that: (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder); and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless: (i) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely-held" test; and (ii) either (a) one pension trust owns more than 25% of the value of our stock, or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Backup withholding and information reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify their non-foreign status.

        We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. A Non-U.S. Holder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Other tax considerations

Legislative or other actions affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Medicare 3.8% tax on investment income

        Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in our common stock.

State, local and foreign taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ADDITIONAL INFORMATION

        If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Broadridge, at 1-800-579-1639.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ ALAN FISHMAN Alan Fishman Non-Executive Chairman of the Board of Directors

New York, New York
January     , 2015

Appendix A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LADDER CAPITAL CORP

        The present name of the corporation is Ladder Capital Corp (the "Corporation"). The Corporation was incorporated under the name "Ladder Capital Corp" by the filing of its original certificate of incorporation (the "Original Certificate of Incorporation") with the Secretary of State of the State of Delaware on May 21, 2013. The Original Certificate of Incorporation was amended and restated on February 6, 2014 (the "First Amended and Restated Certificate of Incorporation"). This Second Amended and Restated Certificate of Incorporation of the Corporation (the "Second Amended and Restated Certificate of Incorporation") amends, restates and integrates the provisions of the First Amended and Restated Certificate of Incorporation, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and by the written consent of the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        The First Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I.

        Section 1.1    Name.    The name of the Corporation is Ladder Capital Corp.

ARTICLE II.

        Section 2.1    Address.    The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III.

        Section 3.1    Purpose.    The purposes for which the Corporation is formed are to engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code") for which corporations may be organized under the DGCL.

ARTICLE IV.

        Section 4.1    Capitalization.    The total number of shares of all classes of stock which the Corporation is authorized to issue is 800,000,000 shares, consisting of (i) 100,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock"), (ii) 600,000,000 shares of Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), and (iii) 100,000,000 shares of Class B Common Stock, no par value per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in total voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.

        Section 4.2    Preferred Stock.

        (A)  The Board of Directors of the Corporation (the "Board") is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

        (B)  Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

        Section 4.3    Common Stock.

        (A)    Voting Rights.

          (1)   Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

          (2)   Each holder of Class B Common Stock, as such, shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, further, that, to the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

          (3)   Except as otherwise required in this Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

          (4)   No holder of Common Stock shall be entitled to cumulate votes on behalf of any candidate for a directorship. No holder of Common Stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

        (B)    Dividends and Distributions.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, such dividends and other distributions may be declared and paid ratably on the Class A Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. Dividends and other distributions shall not be declared or paid on the Class B Common Stock.

        (C)    Liquidation, Dissolution or Winding Up.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

ARTICLE V.

        Section 5.1    By-Laws.    In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as in effect from time to time, the "By-Laws") without the assent or vote of the stockholders in any manner not inconsistent with the law of the State of Delaware or this Second Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, amend, alter, change, add to or repeal any provision of the By-Laws.

ARTICLE VI.

        Section 6.1    Board of Directors.

        (A)  The business and affairs of the Corporation shall be managed by or under the direction of the Board, with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board.

        (B)  The directors, other than those who may be elected by the holders of any series of Preferred Stock under special circumstances, shall be divided into three classes, hereby designated Class I, Class II and Class III.

        (C)  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders and entitled to vote in the election of the directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Second Amended and Restated Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting of the stockholders and entitled to vote in the election of such directors. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders after the time the First Amended and Restated Certificate of Incorporation became effective, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders after the time the First Amended and Restated Certificate of Incorporation became effective and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders after the time the First Amended and Restated Certificate of Incorporation became effective. For the purposes hereof, the Board may assign directors already in office to the initial Class I, Class II and Class III at the time the First Amended and Restated Certificate of Incorporation became effective. At each annual meeting of stockholders after the time the First Amended and Restated Certificate of Incorporation became effective, directors elected to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election and until their respective successors shall have been duly elected and qualified. Each director shall hold office until the annual meeting of stockholders for the year in which such director's term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Second Amended and Restated Certificate of Incorporation shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        (D)  Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(A) , the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(A) hereof.

        (E)  Directors of the Corporation need not be elected by written ballot unless the By-Laws shall so provide.

        (F)  Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or separately as a class with one or more other such series, as the case may be) may only be removed for cause and only upon the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

        (G)  Any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

        (H)  The Board, without any action by the stockholders of the Corporation, shall have the authority to cause the Corporation to elect to be subject to tax as a REIT for federal income tax purposes. Following any such election, if the Board determines that it is no longer in the best interests of the Corporation to continue to be taxed as a REIT for federal income tax purposes, the Board, without any action by the stockholders of the Corporation, may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code. In addition, the Board, without any action by the stockholders of the Corporation, shall have and may exercise, on behalf of the Corporation, without limitation, the power to determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article XIV of this Second Amended and

Restated Certificate of Incorporation is no longer required to facilitate the Corporation's qualification as a REIT.

        (I)   The Board may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, limited liability company, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board, any such other person, corporation, limited liability company, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board, the compensation payable thereunder by the Corporation).

ARTICLE VII.

        Section 7.1    Meeting of Stockholders.    Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, or, to the extent expressly permitted by the certificate of designation relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

        Section 7.2    Special Meetings of Stockholders.    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board or the Chief Executive Officer of the Corporation.

ARTICLE VIII.

        Section 8.1    Limited Liability of Directors.    To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or such other law as so amended. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

 ARTICLE IX.

        Section 9.1    Indemnification.    The Corporation shall have the power to indemnify and advance expenses to, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation, any predecessor of the Corporation or any subsidiary or affiliate of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. The Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation, any predecessor to the Corporation or any subsidiary or affiliate of the Corporation as and to the extent (and on the terms and subject to the conditions) set forth in the By-Laws or in any contract of indemnification entered into by the Corporation and any such person. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        Section 9.2    Insurance.    To the fullest extent permitted by the law of the State of Delaware, the Corporation may purchase and maintain insurance on behalf of any person described in Section 9.1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.

ARTICLE X.

        Section 10.1    Business Combinations.    The Corporation shall be governed by Section 203 of the DGCL.

ARTICLE XI.

        Section 11.1    Certain Acknowledgment.    In recognition and anticipation that: (i) the partners, principals, directors, officers, members, managers, employees and/or advisers of affiliates of Towerbrook Capital Partners L.P. (together with its affiliates, subsidiaries, inccessors and assigns (other than the Corporation and its subsidiaries), collectively, "Towerbrook") and affiliates of GI International L.P. (together with its affiliates, subsidiaries, successors and assigns (other than the Corporation and its subsidiaries), collectively, "GI Partners") may serve as directors and/or officers of the Corporation, (ii) Towerbrook and GI Partners may engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) the Corporation and its subsidiaries may engage in material business transactions with Towerbrook and GI Partners, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve Towerbrook and GI Partners and their respective partners, principals, directors, officers, members, managers, employees and/or advisers, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

        Section 11.2    Competition and Corporate Opportunities.    Towerbrook and GI Partners, and their respective partners, principals, directors, officers, members, managers, employees and/or advisers shall not have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. In the event that Towerbrook and GI Partners, or their respective partners, principals, directors, officers, members, managers, employees and/or advisers, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of its subsidiaries, neither the Corporation nor any of its subsidiaries shall, to the fullest extent permitted by law, have any expectancy in such corporate opportunity, and neither Towerbrook and GI Partners, or their respective partners, principals, directors, officers, members, managers, employees and/or advisers, shall, to the fullest extent permitted by law, have any duty to communicate or offer such corporate opportunity to the Corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another person.

        Section 11.3    Allocation of Corporate Opportunities.    In the event that a director or officer of the Corporation who is also a partner, principal, director, officer, member, manager, employee and/or adviser of Towerbrook and GI Partners acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its subsidiaries and Towerbrook and GI Partners, or their respective partners, principals, directors, officers, members, managers, employees and/or advisers, neither the Corporation nor any of its subsidiaries shall, to the fullest extent permitted by law, have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person in his or her capacity as a director or officer of the Corporation.

        Section 11.4    Certain Matters Deemed Not Corporate Opportunities.    In addition to and notwithstanding the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

        Section 11.5    Renouncement.    In connection with the foregoing, the Corporation renounces any interest or expectancy in, or being offered an opportunity to participate in, the business opportunities not allocated to the Corporation or deemed to belong to the Corporation as set forth in Sections 11.3 and 11.4 of this Article XI.

        Section 11.6    Amendment of this Article.    Notwithstanding anything to the contrary elsewhere contained in this Second Amended and Restated Certificate of Incorporation and in addition to any vote required by the DGCL, the affirmative vote of the shares held by Towerbrook and GI Partners shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article XI.

ARTICLE XII.

        Section 12.1    Exclusive Jurisdiction for Certain Actions.    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate of Incorporation or the By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensible parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII.

        Section 13.1    Severability.    If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIV.

        Section 14.1    Definitions.    For the purpose of this Article XIV, the following terms shall have the following meanings:

        Aggregate Stock Ownership Limit.    The term "Aggregate Stock Ownership Limit" shall mean 9.8% in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board in accordance with Section 14.2.8 of this Second Amended and Restated Certificate of Incorporation. The value of the outstanding shares of Capital Stock shall be determined by the Board, which determination shall be final and conclusive for all purposes hereof. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

        Beneficial Ownership.    The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code, including, without limitation, the number of shares of Capital Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        Business Day.    The term "Business Day" shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to close.

        Capital Stock.    The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Class A Common Stock, Class B Common Stock and Preferred Stock.

        Charitable Beneficiary.    The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 14.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        Charitable Trust.    The term "Charitable Trust" shall mean any trust provided for in Section 14.3.1.

        Common Stock Ownership Limit.    The term "Common Stock Ownership Limit" shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of any class of the outstanding shares of Common Stock, or such other percentage determined by the Board in accordance with Section 14.2.8 of this Second Amended and Restated Certificate of Incorporation. The number and value of the outstanding shares of Common Stock of the Corporation shall be determined by the Board, which determination shall be final and conclusive for all purposes hereof. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

        Constructive Ownership.    The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

        Excepted Holder.    The term "Excepted Holder" shall mean a Person for whom an Excepted Holder Limit is created by this Second Amended and Restated Certificate of Incorporation or by the Board pursuant to Section 14.2.7.

        Excepted Holder Limit.    The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by this Second Amended and Restated Certificate of Incorporation or by the Board pursuant to Section 14.2.7 and subject to adjustment pursuant to Section 14.2.8, the percentage limit established for an Excepted Holder by this Second Amended and Restated Certificate of Incorporation or by the Board pursuant to Section 14.2.7.

        Initial Date.    The term "Initial Date" shall mean January 1, 2015.

        Market Price.    The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price (as defined in this paragraph) for such Capital Stock on such date. The "Closing Price" on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE (as defined in this Section 14.1) or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such

Capital Stock selected by the Board or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board.

        NYSE.    The term "NYSE" shall mean the New York Stock Exchange LLC or any successor stock exchange thereto.

        Person.    The term "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a "group," as that term is used for purposes of Rule 13d-5(b) or promulgated under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

        Prohibited Owner.    The term "Prohibited Owner" shall mean, with respect to any purported Transfer (as defined in this Section 14.1) (or other event), any Person who, but for the provisions of Section 14.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 14.2.1(A), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

        Restriction Termination Date.    The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board determines pursuant to Section 14.7 of this Second Amended and Restated Certificate of Incorporation that it is no longer in the best interests of the Corporation to be taxed as a REIT for federal income tax purposes or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

        TRS.    The term "TRS" shall mean a taxable REIT subsidiary (as defined in Section 856 (l) of the Code) of the Corporation.

        Transfer.    The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change such Person's percentage of Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

        Trustee.    The term "Trustee" shall mean the Person, unaffiliated with both the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

        Section 14.2    Capital Stock.

          Section 14.2.1    Ownership Limitations.    During the period commencing on the Initial Date and prior to the Restriction Termination Date or as otherwise set forth below, and subject to Section 14.4:

            (A)    Basic Restrictions.

              (1)   Except as provided in Section 14.2.7 hereof, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, and no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit. No Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

              (2)   Except as provided in Section 14.2.7 hereof, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT.

              (3)   Except as provided in Section 14.2.7 hereof, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Stock.

              (4)   Except as provided in Section 14.2.7 hereof, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would cause the Corporation to Beneficially Own or Constructively Own 9.9% or more of the ownership interests in a tenant (other than a TRS) of the Corporation's real property within the meaning of Section 856(d)(2)(B) of the Code.

              (5)   No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership would otherwise cause the Corporation to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any "eligible independent contractor" (as defined in Section 856(d)(9)(A) of the Code) that operates a "qualified health care property" (as defined in Section 856(e)(6)(D)(i) of the Code), on behalf of a TRS failing to qualify as such.

              (6)   No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock could result in the Corporation failing to qualify as a "domestically controlled qualified investment entity" within the meaning of Section 897(h)(4)(B) of the Code.

            (B)    Transfer in Trust/Transfer Void Ab Initio.    If any Transfer of shares of Capital Stock (or other event) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 14.2.1(A)(1), (2), (4), (5) or (6),

              (1)   then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate

      Section 14.2.1(A)(1), (2), (4), (5) or (6) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 14.3, effective as of the close of business on the Business Day prior to the date of such Transfer (or other event), and such Person shall acquire no rights in such shares of Capital Stock; or

              (2)   if the transfer to the Charitable Trust described in clause (i) of this Section 14.2.1(B) would not be effective for any reason to prevent the violation of Section 14.2.1(A)(1), (2), (4), (5) or (6), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 14.2.1(A)(1), (2), (4), (5) or (6) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

          Section 14.2.2    Remedies for Breach.    If the Board or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 14.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 14.2.1 (whether or not such violation is intended), the Board or a committee thereof, or other designees if permitted by the DGCL, shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 14.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof, or other designee if permitted by the DGCL.

          Section 14.2.3    Notice of Restricted Transfer.    Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 14.2.1(A) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 14.2.1(B) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

          Section 14.2.4    Owners Required to Provide Information.    From the Initial Date and prior to the Restriction Termination Date:

            (A)  Every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating (1) the name and address of such owner, (2) the number of shares of Capital Stock Beneficially Owned and (3) a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

            (B)  Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

          Section 14.2.5    Remedies Not Limited.    Nothing contained in this Section 14.2 shall limit the authority of the Board to take such other action as it deems necessary or advisable to, subject to Section 6.1(H) of this Second Amended and Restated Certificate of Incorporation, protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

          Section 14.2.6    Ambiguity.    In the case of an ambiguity in the application of any of the provisions of this Article XIV, including any definition contained in Section 14.1 of this Article XIV, the Board shall have the power to determine the application of the provisions of this Article XIV with respect to any situation based on the facts known to it at such time. In the event Section 14.2 or 14.3 requires an action by the Board and this Amended and Restated Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 14.1, 14.2 or 14.3. Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Sections 14.2.1 and 14.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 14.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

          Section 14.2.7    Exceptions.

          (A)  The Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the restrictions contained in Section 14.2.1(A)(1), (2) or (4), as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board obtains such representations, covenants and undertakings as the Board may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Corporation to lose its status as a REIT.

          (B)  Prior to granting any exception pursuant to Section 14.2.7(A), the Board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure that granting the exception will not cause the Corporation to lose its status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

          (C)  Subject to Section 14.2.1(A)(2),(4),(5) and (6), an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or other private offering of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, private placement or immediate resale of such Capital Stock, and provided that the restrictions contained in Section 14.2.1(A) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Capital Stock.

          Section 14.2.8    Change in Aggregate Stock Ownership Limit, Common Stock Ownership Limit and Excepted Holder Limits.

          (A)  The Board may from time to time increase or decrease the Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit; provided, however, that a decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit until such time as such Person's percentage of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit, but until such time as such Person's percentage of Capital Stock falls below such decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit, any further acquisition of Capital Stock will be in violation of the Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit and, provided further, that the new Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit would not allow five or fewer individuals (taking into account all Excepted Holders) to Beneficially Own or Constructively Own more than 49.9% in value of the outstanding Capital Stock.

          (B)  The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the then-existing Aggregate Stock Ownership Limit or Common Stock Ownership Limit, as applicable.

          Section 14.2.9    Legend.    Each certificate, if any, or any notice in lieu of any certificate, for shares of Capital Stock shall bear a legend summarizing the restrictions on ownership and transfer contained herein. Instead of a legend, the certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

        Section 14.3    Transfer of Capital Stock in Trust.

          Section 14.3.1    Ownership in Trust.    Upon any purported Transfer or other event described in Section 14.2.1(B) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 14.2.1(B). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 14.3.6.

          Section 14.3.2    Status of Shares Held by the Trustee.    Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the Capital Stock held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action or any other recourse whatsoever against the purported transferor of such Capital Stock.

          Section 14.3.3    Dividend and Voting Rights.    The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or other distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Delaware law, effective as of the date that the shares of Capital Stock have been transferred to the Charitable Trust, the Trustee shall have the authority (at the Trustee's sole discretion) (1) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (2) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XIV, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

          Section 14.3.4    Sale of Shares by Trustee.    Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to one or more Persons, designated by the Trustee, none of whose ownership of the shares will violate the ownership limitations set forth in Section 14.2.1(A). Upon such sale or sales, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 14.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 14.3.3 of this Article XIV. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary, together with any distributions thereon. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (1) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (2) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 14.3.4, such excess shall be paid to the Trustee upon demand.

          Section 14.3.5    Purchase Right in Stock Transferred to the Trustee.    Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (2) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 14.3.3 of this Article XIV. The

  Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 14.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner, and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

          Section 14.3.6    Designation of Charitable Beneficiaries.    By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (1) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 14.2.1(A) in the hands of such Charitable Beneficiary and (2) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Section 14.2.1(B)(1) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

        Section 14.4    NYSE Transactions.    Nothing in this Article XIV shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XIV, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XIV.

        Section 14.5    Enforcement.    The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XIV.

        Section 14.6    Non-Waiver.    No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

        Section 14.7    Severability.    If any provision of this Article XIV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

*    *    *    *    *    *    *

        IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by the undersigned authorized officer this    day of                     , 2015.

LADDER CAPITAL CORP
By:
	Name:	Marc Fox
	Title:	Chief Financial Officer

Appendix B

AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT

        This AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT (this "Agreement"), is entered into as of 11:59:58 p.m. on December 31, 2014 (the "TRA Effective Time"), by and among Ladder Capital Corp, a Delaware corporation (the "Corporation"), Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership ("Holdings"), Series TRS of Holdings, a series of a Delaware limited liability limited partnership ("Series TRS"), LC TRS I LLC, a Delaware limited liability company ("LC TRS I"), and each of the TRA Members (as herein defined).

RECITALS

        WHEREAS, on January 30, 2014, Holdings, Corporation and Ladder Merger Sub LLC, a Delaware limited liability company ("Merger Sub"), entered into an Agreement of Merger (the "Merger Agreement") in connection with the initial public offering (the "Ladder IPO") by the Corporation of Class A Shares (as herein defined), pursuant to which, on February 11, 2014 (the "IPO Date"), Merger Sub merged (the "Merger") into Holdings, with Holdings as the surviving entity;

        WHEREAS, as of the IPO Date, the Ladder IPO was completed;

        WHEREAS, reference is hereby made to the Amended and Restated Limited Liability Limited Partnership Agreement of Holdings, dated the IPO Date (the "A&R LLLP Agreement");

        WHEREAS, as a result of the completion of the Merger and the Ladder IPO, on the IPO Date (i) the Corporation became the general partner of Holdings, (ii) the Corporation and certain direct or indirect wholly-owned subsidiaries of the Corporation became the owners of certain of Holdings' issued and outstanding LP Units (as defined in the A&R LLLP Agreement), (iii) the Exchangeable Limited Partners (as defined in the A&R LLLP Agreement) became the owners of the remaining issued and outstanding LP Units, and (iv) the Corporation, Holdings and the Initial TRA Members (as defined below) entered into this Agreement (as in effect prior to this amendment and restatement, the "Initial TRA");

        WHEREAS, the Corporation has initiated a process to explore a proposed election (the "Election") to be subject to tax as a real estate investment trust (a "REIT") for U.S. federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), beginning with the Corporation's 2015 taxable year, subject to certain contingencies, whereupon corporate tax benefits resulting from the step-up in tax basis for certain REIT-qualified assets upon an Exchange (as hereinafter defined) will be significantly reduced and, correspondingly, TRA Members will no longer receive any payments from the Corporation for tax years after 2014 under this Agreement;

        WHEREAS, in order to position the Corporation to operate in compliance with REIT requirements under the Code beginning with its 2015 taxable year, the Corporation has effected an internal realignment on or prior to the date hereof that is intended to, among other things, segregate into two partnerships (for tax purposes) the Corporation's REIT-qualified assets and income from its non-REIT-qualified assets and income (the "REIT Realignment");

        WHEREAS, as an integral step of the REIT Realignment, the A&R LLLP Agreement was amended and restated on December 5, 2014 ("Second A&R LLLP Agreement") and on December 31, 2014 (the "Third A&R LLLP Agreement") in order to, among other things, (i) authorize Holdings to establish series pursuant to Section 17-218 of the Delaware Revised Uniform Limited Partnership Act, (ii) establish Series REIT ("Series REIT") and Series TRS as separate series of Holdings and provide that the Corporation shall be the general partner of Series REIT and LC TRS I shall be the general partner of Series TRS; (iii) allocate all assets and liabilities of Holdings, and all profits and losses therefrom, to Series REIT (for all REIT-qualified assets) and Series TRS (for all taxable REIT subsidiary ("TRS") assets); (iv) provide for the conversion of each outstanding LP Unit of Holdings into one (1) Series REIT Unit and one (1) Series TRS Unit (the "Unit Conversion");

        WHEREAS, the A&R LLLP Agreement provides each Limited Partner with (i) the right to exchange each Series TRS Unit for one LC TRS I Share (as defined below), and (ii) the right to exchange (the "Class A Exchange") one (1) Series REIT Unit, together with one (1) LC TRS I Share and one (1) Class B Share of the Company's common stock for one (1) share of the Company's Class A Common Stock;

        WHEREAS, the consent of the limited partners of Holdings, including the TRA Members, was required and obtained in order to give effect to the Second A&R LLLP Agreement and the Third A&R LLLP Agreement;

        WHEREAS, as an integral step of the REIT Realignment, following the Unit Conversion, Corporation contributed all of its right, title and interest in and to the General Partnership Interest in Series TRS of Holdings and 51.9% of the Series TRS LP Units of Holdings to Series REIT of Holdings which, in turn, contributed all of such General Partnership Interest and Series TRS LP Units to LC TRS I, as a result of which LC TRS I is the general partner of Series TRS of Holdings, and the holder of 51.9% of the outstanding Series TRS LP Units;

        WHEREAS, LC TRS I intends to be treated as a corporation and taxable REIT subsidiary for United States federal income tax purposes;

        WHEREAS, as a result of the REIT Reorganization, from and after the TRA Effective Time, no corporate tax benefits will be realizable to the Corporation in connection with any Class A Exchange with respect to any Series REIT assets, and no benefits will be paid to TRA Members by the Corporation with respect thereto;

        WHEREAS, Series TRS and each of its direct and indirect subsidiaries treated as a partnership for United States federal income tax purposes will have in effect an election under Section 754 of the Code for each Taxable Year (as herein defined) in which an Exchange (as herein defined) of Series TRS Units occurs, which election is intended to result in an adjustment (solely for the benefit of LC TRS I) to the tax basis of the assets owned by Series TRS and such subsidiaries as of the date (such date, the "Exchange Date") of an Exchange of Series TRS Units for LC TRS I Shares;

        WHEREAS, the income, gain, loss, expense and other Tax (as herein defined) items of (i) LC TRS I, as a partner of Series TRS (and in respect of each of Series TRS's direct and indirect subsidiaries treated as disregarded entities or partnerships for United States federal income tax purposes), may be affected by the Basis Adjustments (as herein defined) and (ii) LC TRS I may be affected by the Imputed Interest (as herein defined); and

        WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the actual or deemed effect of the Basis Adjustments and the Imputed Interest on LC TRS I's liability for Taxes.

        NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    As used in this Agreement, the terms set forth in this Section 1.1 shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

        "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include any member of such individual's Family Group.

        "Agreed Rate" means LIBOR plus 200 basis points.

        "Basis Adjustment" means, in respect of an Exchanging TRA Member, the deemed adjustment to the Tax basis of an Exchange Reference Asset in respect of such Exchanging TRA Member, in each case, arising in respect of an Exchange by such Exchanging TRA Member, as calculated under Section 2.1 of this Agreement, under the principles of Sections 732 and 1012 of the Code (in a situation where, as a result of one or more Exchanges, Series TRS becomes disregarded as separate from its owner for tax purposes) or Sections 743(b) and 754 of the Code (including in situations where, following an Exchange, Series TRS remains in existence for tax purposes) and, in each case, comparable sections of state, local and foreign Tax laws. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Series TRS Units shall be determined without regard to any Pre-Exchange Transfer of such Series TRS Units and as if any such Pre-Exchange Transfer had not occurred.

        "Beneficial Owner" of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms "Beneficially Own" and "Beneficial Ownership" shall have correlative meanings.

        "Business Day" means any day that is not a Saturday, Sunday, or other day on which commercial banks are authorized or required to close in the state of New York.

        "CC Valuation Assumptions" means, in respect of an Exchanging TRA Member, the assumptions that (i) in each Taxable Year ending on or after the Change of Control Date, each Consolidated Group and LC TRS I will have taxable income sufficient to fully use the deductions and/or losses (including, as applicable and for the avoidance of doubt, any deductions taken as a result of applying the CC Valuation Assumptions) arising from any Basis Adjustment or Imputed Interest in respect of such Exchanging TRA Member during such Taxable Year or future Taxable Years (including, as applicable and for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the CC Valuation Assumptions) in which such deductions would become available, (ii) any loss carryovers generated by any Basis Adjustment or Imputed Interest in respect of such Exchanging TRA Member and available as of the Change of Control Date will be used by LC TRS I or such Consolidated Group on a pro rata basis from such Change of Control Date through the scheduled expiration date of such loss carryovers and (iii) any non-amortizable assets will be disposed of (A) in the case of short-term investments, after twelve (12) months, (B) in the case of all other non-amortizable assets, on the fifteenth anniversary of the Basis Adjustment for such Exchanging TRA Member (if applicable), provided, that, notwithstanding the foregoing, non-amortizable assets shall be deemed disposed of at the earlier of (x) the time of sale of the relevant asset as a result of such Change of Control or (y) as generally provided in this clause (iii).

        "Change of Control" means the occurrence of any of the following events after the IPO Date:

            (i)  any Person or any group of Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding voting securities;

           (ii)  there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the board of directors of the Corporation immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the entity surviving the merger or, if the surviving entity is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of the Corporation immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation;

          (iii)  any Person or any group of Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of LC TRS I in substantially the same proportions as their ownership of stock of LC TRS I) is or becomes the Beneficial Owner, directly or indirectly, of securities of LC TRS I representing more than fifty percent (50%) of the combined voting power of LC TRS I's then outstanding voting securities; or

          (iv)  there is consummated a merger or consolidation of LC TRS I with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the board of directors of LC TRS I immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the entity surviving the merger or, if the surviving entity is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of LC TRS I immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation.

        Notwithstanding the foregoing, except with respect to clauses (ii)(x) and (iv)(x) above, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of common stock of the Corporation or LC TRS I, respectively, immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation or LC TRS I, respectively, immediately following such transaction or series of transactions.

        "Change of Control Date" means the first date after the IPO Date on which a Change of Control occurs.

        "Class A Shares" means shares of the Corporation's Class A Common Stock, par value $0.001 per share.

        "Class B Shares" means shares of the Corporation's Class B Common Stock, par value $0.001 per share.

        "Consolidated Group" means any group of corporations filing consolidated, combined or unitary tax returns of which LC TRS I is a member.

        "Cumulative Net Realized Tax Benefit" means, in respect of an Exchanging TRA Member for a Taxable Year, the cumulative amount of Realized Tax Benefits in respect of such Exchanging TRA Member for all Taxable Years of LC TRS I, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments in respect of such Exchanging TRA Member for the same period. The Realized Tax Benefit and Realized Tax Detriment in respect of an Exchanging TRA Member for each Taxable Year shall be determined based on the most recent Annual Schedule in respect of such Exchanging TRA Member, if any, in existence at the time of such determination.

        "Default Rate" means twelve percent (12%) per annum.

        "Determination" shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, local and foreign Tax law, as applicable, or any other event (including the execution of an IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

        "Early Termination Date" means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

        "Early Termination Rate" means LIBOR plus 100 basis points.

        "ET Determination Date" means, with respect to any Early Termination Notice, the last day of the calendar month immediately preceding the month in which LC TRS I delivers such Early Termination Notice to the applicable TRA Member.

        "Exchange" means, with respect to any TRA Member, either (i) an Exchange (as such term is defined in the Third A&R LLLP Agreement) from and after January 1, 2015 of Series TRS Units owned by such TRA Member for LC TRS I Shares, or (ii) an Exchange (as such term is defined in the A&R LLLP Agreement or Second A&R LLLP Agreement) prior to January 1, 2015 of LP Units owned by such TRA Member for Class A Shares. The term "Exchanged" shall have a correlative meaning.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Reference Asset" means, in respect of an Exchanging TRA Member, an asset that is held by Series TRS, or by any of its direct or indirect subsidiaries treated as a partnership or disregarded entity for purposes of the applicable Tax, at the time of an Exchange by such Exchanging TRA Member. An Exchange Reference Asset also includes any asset that is "substituted basis property" under Section 7701(a)(42) of the Code with respect to an Exchange Reference Asset.

        "Exchanging TRA Member" means a TRA Member (i) that, from or after January 1, 2015, Exchanges, or has Exchanged, some or all of such TRA Member's Series TRS Units, (ii) that, prior to January 1, 2015, Exchanged, some or all of such TRA Member's LP Units or (iii) that is an assignee of a Person that is or was an Exchanging TRA Member, pursuant to an assignment in accordance with Section 7.6(b) hereof with respect to certain Series TRS Units that were Exchanged prior to such assignment.

        "Family Group" means, with respect to any Person who is an individual, (i) such Person's spouse, siblings, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, "relatives"), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person's relatives or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are limited to such Person and such Person's relatives.

        "GI Partners Holdco" means GI Ladder Holdco LLC, a Delaware limited liability company. As of the date hereof, GI Partners Holdco is a TRA Member.

        "Hypothetical Tax Liability" means, in respect of an Exchanging TRA Member, with respect to any Taxable Year, the liability for Taxes without duplication, of (i) any Consolidated Group and LC TRS I and (ii) Series TRS, but only with respect to LC TRS I's and any other Consolidated Group members' proportionate share of the Taxes imposed on Series TRS, in each case using the same methods, elections, conventions and similar practices used on the relevant LC TRS I Return, but (A) using the Non-Stepped Up Tax Basis in respect of such Exchanging TRA Member (as reflected on the applicable Exchange Basis Schedule and any subsequent Annual Schedule) and (B) excluding any deduction attributable to Imputed Interest in respect of such Exchanging TRA Member for the Taxable Year. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to the Basis Adjustment or Imputed Interest, as applicable.

        "Imputed Interest" means, in respect of an Exchanging TRA Member, any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state, local and foreign Tax law with respect to LC TRS I's payment obligations in respect of such Exchanging TRA Member under this Agreement.

        "Joinder" means a Joinder to this Agreement substantially in the form attached hereto as Exhibit A.

        "IRS" means the United States Internal Revenue Service.

        "LC TRS I Return" means the United States federal, state, local and/or foreign Tax Return, as applicable, of LC TRS I or any Consolidated Group filed with respect to Taxes of any Taxable Year.

        "LIBOR" means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two days prior to the first day of such month, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page "LIBOR07" or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such month (or portion thereof).

        "Market Value" of a Class A Share as of a particular date for purpose of clause (v) of the definition of "Valuation Assumptions" set forth in this Agreement, means the VWAP of a Class A Share as of such particular date.

        "Non-Stepped Up Tax Basis" in respect of any Exchanging TRA Member means, with respect to any asset at any time, the Tax basis that such asset would have had at such time if no Basis Adjustment had been made in respect of such Exchanging TRA Member.

        "Initial TRA Member" means each TRA Member under the Initial TRA on the IPO Date.

        "Payment Date" means any date on which a payment is required to be made pursuant to this Agreement.

        "Permitted Transferee" has the meaning given to such term in the Third A&R LLLP Agreement.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

        "Pre-Exchange Transfer" means any transfer (including upon the death of a TRA Member) or distribution of one or more Series TRS Units (i) that occurs prior to an Exchange of such Series TRS Units, and (ii) to which Section 743(b) of the Code applies.

        "Realized Tax Benefit" means, in respect of any Exchanging TRA Member, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the Hypothetical Tax Liability in respect of such Exchanging TRA Member over the "actual" liability for Taxes of (i) any Consolidated Group and LC TRS I and (ii) Series TRS, but only with respect to Taxes imposed on Series TRS and allocable to the Consolidated Group or LC TRS I, for such Taxable Year, such "actual" liability to be computed in accordance with Section 2.1. If all or a portion of the actual liability for Taxes of any Consolidated Group or LC TRS I (or Series TRS, but only with respect to Taxes imposed on Series TRS and allocable to the Consolidated Group or LC TRS I) for such Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

        "Realized Tax Detriment" means, in respect of any Exchanging TRA Member, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the "actual" liability for Taxes of (i) any Consolidated Group or LC TRS I and (ii) Series TRS, but only with respect to Taxes imposed on Series TRS and allocable to the Consolidated Group or LC TRS I, for such Taxable Year, such "actual" liability to be computed in accordance with Section 2.1, over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the actual liability for Taxes of the Consolidated Group or LC TRS I (or Series TRS, but only with respect to Taxes imposed Series TRS and allocable to the Consolidated Group or LC TRS I) for such Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

        "Reconciliation Procedures" shall mean those procedures set forth in Section 7.9 of this Agreement.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

        "Tax Return" means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

        "Taxable Year" means a taxable year of LC TRS I as defined in Section 441(b) of the Code or comparable section of state, local or foreign Tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is prepared), beginning with and including taxable year 2015.

        "Taxes" means any and all United States federal, state, local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits, whether as an exclusive or on an alternative basis, and any interest related thereto.

        "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

        "TowerBrook Holdings" means TI II Ladder Holdings, LLC, a Delaware limited liability company. As of the date hereof, TowerBrook Holdings is a TRA Member.

        "TRA Deemed Units" means, as of any date, the sum of (i) the Series TRS Units owned by the TRA Members as of such date, (ii) any and all LP Units that were exchanged on or prior to December 31, 2014 for which a TRA Member continues to have a right to receive, or to potentially receive, Tax Benefit Payments and/or an Early Termination Payment pursuant to this Agreement, and (iii) any and all Series TRS Units that were Exchanged on or after January 1, 2015 for which a TRA Member continues to have a right to receive, or to potentially receive, Tax Benefit Payments and/or an Early Termination Payment pursuant to this Agreement. Solely for purposes of this definition, to the extent on a particular date a TRA Member is entitled to receive, or to potentially receive, Tax Benefit Payments and/or an Early Termination Payment with respect to any LP Unit or Series TRS Unit that was previously Exchanged, for purposes of clauses (ii) and (iii) of this definition, respectively, such TRA Member shall be deemed to be the holder of the LP Units or Series TRS Units, respectively, that were previously Exchanged and resulted in such TRA Member being so entitled to receive, or to potentially receive, such Tax Benefit Payments and/or an Early Termination Payment.

        "TRA Members" means (i) the Exchangeable Limited Partners that are a party to this Agreement as of the date hereof, (ii) each Exchangeable Limited Partner that, after the IPO Date, executed and delivered to the Corporation a Joinder in accordance with the terms of Section 15 of the Merger Agreement and (iii) each transferee of a TRA Member who from time to time after the date hereof becomes a party to this Agreement by executing and delivering to LC TRS I a Joinder pursuant to Section 7.6 of this Agreement. Notwithstanding anything contained herein to the contrary, any Person that is a TRA Member at any time shall cease to be a "TRA Member" for all purposes of this Agreement (A) at such time that such Person has assigned pursuant to Section 7.6 of this Agreement, all of such Person's rights to receive, or to potentially receive, payments pursuant to this Agreement or (B) at such time that such Person has received from LC TRS I an Early Termination Payment pursuant to this Agreement.

        "TRA Requisite Members" means all of (i) TRA Members which are deemed to hold a majority of the number of TRA Deemed Units that are then deemed held by all of the TRA Members at such time, (ii) TowerBrook Holdings (or a Permitted Transferee of TowerBrook Holdings); provided that this clause (ii) shall only continue to be applicable for so long as the TowerBrook Holdings and its Permitted Transferees collectively continue to be deemed to hold at least 10% of the number of TRA Deemed Units deemed held by all of the TRA Members at such time, (iii) GI Partners Holdco (or a Permitted Transferee of GI Partners Holdco); provided that this clause (iii) shall only continue to be applicable for so long as the GI Partners Holdco and its Permitted Transferees collectively continue to be deemed to hold at least 10% of the number of TRA Deemed Units deemed held by all of the TRA Members at such time and (iv) if Brian Harris is employed by the Corporation or any of its Subsidiaries as Chief Executive Officer as of such time, then either Brian Harris or the Betsy A. Harris 2012 Family Trust.

        "Treasury Regulations" means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

        "Valuation Assumptions" means, in respect of the determination of an Early Termination Payment for any TRA Member, the assumptions that (i) in each Taxable Year ending on or after such ET Determination Date, each Consolidated Group and LC TRS I will have taxable income sufficient to fully use the deductions and/or losses (including, as applicable and for the avoidance of doubt, any deductions taken as a result of applying the Valuation Assumptions) arising from any Basis Adjustment or Imputed Interest in respect of such TRA Member during such Taxable Year or future Taxable Years (including, as applicable and for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available, (ii) the federal income tax rates and state, local and foreign income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on such ET Determination Date, (iii) any loss carryovers generated by any Basis Adjustment or Imputed Interest in respect of such TRA Member and available as of such ET Determination Date will be used by LC TRS I or such Consolidated Group on a pro rata basis from such ET Determination Date through the scheduled expiration date of such loss carryovers, (iv) any non-amortizable assets will be disposed of (A) in the case of short-term investments, after twelve (12) months and (B) in the case of all other non-amortizable assets, on the fifteenth anniversary of the earlier of the Basis Adjustment for such TRA Member (if applicable) and such ET Determination Date and (v) if, at such ET Determination Date, there are Series TRS Units that have not been Exchanged, then each such Series TRS Unit shall be deemed to be Exchanged for the Market Value of a Class A Share as of such ET Determination Date (unless such Series TRS Unit was Exchanged by such TRA Member during the period beginning on such ET Determination Date and ending on the date on which LC TRS I delivered the applicable Early Termination Notice to such TRA Member, in which case, as of the date of such Exchange).

        "VWAP" means, as of a particular day, the daily per share volume-weighted average price of the Class A Shares as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Shares (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (x) the per share volume-weighted average price of the Class A Shares on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (y) if such determination is not feasible, the fair market value per Class A Share as of such day, in either case, as determined by LC TRS I).

        1.2    Other Definitions.    The following additional terms are defined in the Sections of this Agreement indicated below:

Term	Section
A&R LLLP Agreement	Recitals
Agreement	Preamble
Annual Schedule	2.4
Class A Exchange	Receitals
Code	Recitals
Corporation	Preamble
Default Interest	5.2
Early Termination Notice	4.2
Early Termination Schedule	4.2
Exchange Basis Schedule	2.2
Exchange Date	Recitals
Exchange Payment	5.1
Exchangeable Limited Partners	Recitals
Expert	7.9
Holdings	Preamble
Initial TRA	Recitals
Interest Amount	3.1(b)
IPO Date	Recitals
Ladder IPO	Recitals
LC TRS I	Preamble
LC TRS I Share	Recitals
LP Units	Recitals
Material Objection Notice	4.2
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Net Tax Benefit	3.1(b)
Objection Notice	2.5
Reconciliation Dispute	7.9
REIT	Recitals
REIT Realignment	Recitals
Schedule	2.5
Senior Obligations	5.1
Series REIT	Recitals
Series REIT Units	Recitals
Series TRS	Preamble
Series TRS Units	Recitals
Tax Benefit Payment	3.1(b)
Tax Benefit Schedule	2.3
Third A&R LLLP Agreement	Recitals
TRA Effective Time	Preamble
TRA Objecting Member	2.5
TRA Objecting Members	4.2
Unit Conversion	Recitals

 ARTICLE II
DETERMINATION OF CUMULATIVE REALIZED TAX BENEFIT

        2.1    Applicable Calculation Principles.    Subject to Section 3.3(a) and Section 4.1 hereof, the Realized Tax Benefit or Realized Tax Detriment in respect of each Exchanging TRA Member for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of, without duplication, each Consolidated Group and LC TRS I (as applicable) for such Taxable Year attributable to the Basis Adjustments and Imputed Interest, as applicable, determined using a "with and without" methodology. For the avoidance of doubt, the actual liability for Taxes will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the LC TRS I for the Series TRS Units acquired in an Exchange. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustments and Imputed Interest, as applicable, shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local income and franchise tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Basis Adjustments or Imputed Interest, as applicable, and another portion that is not, such portions shall be considered to be used in accordance with the "with and without" methodology. The parties agree that (i) any Tax Benefit Payment exceeding $100 in respect of an Exchanging TRA Member attributable to the Basis Adjustments in respect of such Exchanging TRA Member (other than amounts accounted for as interest under the Code) will (A) be treated as a subsequent upward purchase price adjustment and (B) have the effect of creating additional Basis Adjustments in respect of such Exchanging TRA Member to Exchange Reference Assets in the year of payment, and (ii) as a result, such additional Basis Adjustments in respect of such Exchanging TRA Member will be incorporated into the current year calculation and into future year calculations, as appropriate.

        2.2    Exchange Basis Schedule.    Within sixty (60) days after the filing of the United States federal income tax return of LC TRS I or any Consolidated Group for each Taxable Year, LC TRS I shall deliver to each Exchanging TRA Member that Exchanged any Series TRS Units during such Taxable Year a schedule (an "Exchange Basis Schedule") that shows, in reasonable detail, for purposes of Taxes, (i) the Non-Stepped Up Tax Basis of the Exchange Reference Assets attributable to such Exchanging TRA Member as of each applicable Exchange Date, (ii) the Basis Adjustment attributable to such Exchanging TRA Member with respect to the Exchange Reference Assets as a result of the Exchanges effected in such Taxable Year by such Exchanging TRA Member, calculated in the aggregate, (iii) the period or periods, if any, over which the Exchange Reference Assets are estimated to be amortizable and/or depreciable, (iv) the period or periods, if any, over which each Basis Adjustment attributable to such Exchanging TRA Member is estimated to be amortizable and/or depreciable, and (v) the amount of any Basis Adjustment allocated to non-amortizable assets.

        2.3    Tax Benefit Schedule.    Within sixty (60) days after the filing of the United States federal income tax return of LC TRS I or any Consolidated Group for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, LC TRS I shall provide to each Exchanging TRA Member a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment attributable to such Exchanging TRA Member for such Taxable Year (a "Tax Benefit Schedule"). Each such Tax Benefit Schedule will become final as provided in Section 2.5.

        2.4    Annual Schedule.    Within sixty (60) days after the filing of the United States federal income tax return of LC TRS I or any Consolidated Group for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, LC TRS I shall provide to each Exchanging TRA Member a schedule (an "Annual Schedule") showing, in reasonable detail, (i) any increase or changes in items (ii) through (v) of Section 2.2 as shown on the Exchange Basis Schedule delivered to the applicable Exchanging TRA Member as a result of payments made to such Exchanging TRA Member pursuant to this Agreement, (ii) changes to any relevant items in connection with a Determination affecting such Exchange Basis Schedule, (iii) changes to any relevant items to correct material inaccuracies in such Exchange Basis Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the initial Exchange Basis Schedule was provided to such Exchanging TRA Member pursuant to Section 2.2, (iv) changes to any relevant items to comply with the Expert's determination under the Reconciliation Procedures with respect to the resolution of any issues between LC TRS I and such Exchanging TRA Member that have been resolved by such Expert's determination, (v) information necessary to provide such Exchanging TRA Member notice of a material change in the Realized Tax Benefit or Realized Tax Detriment in respect of such Exchanging TRA Member attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year and (vi) information necessary to provide such Exchanging TRA Member notice of a material change in the Realized Tax Benefit or Realized Tax Detriment in respect of such Exchanging TRA Member attributable to an amended Tax Return filed in such Taxable Year. The Annual Schedule shall be subject to approval procedures of Section 2.5. References to an Exchange Basis Schedule in this Section 2.4 shall refer to the Exchange Basis Schedule delivered pursuant to Section 2.2 together with each Annual Schedule delivered to the applicable Exchange TRA Member.

        2.5    Procedures for Exchange Basis Schedules, Tax Benefit Schedules and Annual Schedules.    Every time LC TRS I delivers to an Exchanging TRA Member an applicable Exchange Basis Schedule, Tax Benefit Schedule or Annual Schedule (each, a "Schedule") under this Agreement, LC TRS I shall also (i) deliver to such Exchanging TRA Member schedules and work papers, as determined by LC TRS I or reasonably requested by such Exchanging TRA Member, providing reasonable detail regarding the preparation of such Schedule and (ii) during the thirty (30) day calendar period after the date on which such Schedule is delivered to such Exchanging TRA Member, allow such Exchanging TRA Member reasonable access (at no cost to such Exchanging TRA Member) to the appropriate representatives at and advisors to LC TRS I in connection with a review of such Schedule. Without limiting the application of the preceding sentence, each time LC TRS I delivers to an Exchanging TRA Member a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, LC TRS I shall deliver to such Exchanging TRA Member a reasonably detailed calculation by LC TRS I of the applicable Hypothetical Tax Liability in respect of such Exchanging TRA Member, a reasonably detailed calculation by LC TRS I of the actual liability for Taxes (determined as specified in Section 2.1), as well as any other work papers as determined by LC TRS I or reasonably requested by such Exchanging TRA Member during the thirty (30) day calendar period after the date on which such Tax Benefit Schedule is delivered to such Exchanging TRA Member. As of the date thirty (30) calendar days after the date on which a Schedule is delivered to an Exchanging TRA Member, such Schedule shall become final and binding on such Exchanging TRA Member (and on LC TRS I as to that Exchanging TRA Member) unless such Exchanging TRA Member (a "TRA Objecting Member"), within thirty (30) calendar days after LC TRS I delivers such Schedule to such Exchanging TRA Member, provides LC TRS I with written notice of an objection to such Schedule made in good faith by such TRA Objecting Member (an "Objection Notice"). If LC TRS I and such TRA Objecting Member, for any reason, are unable to successfully resolve the issues raised by such TRA Objecting Member in such Objection Notice within thirty (30) calendar days of receipt by LC TRS I of such Objection Notice, LC TRS I and such TRA Objecting Member shall employ the Reconciliation Procedures in order to resolve such issues.

ARTICLE III
TAX BENEFIT PAYMENTS

        3.1    Ongoing Payments beginning with Taxable Year 2015.

        (a)    Payments.    Subject to Section 3.1(c), within fifteen (15) calendar days of a Tax Benefit Schedule that was delivered to an Exchanging TRA Member becoming final in accordance with

Section 2.5, LC TRS I shall pay to such Exchanging TRA Member for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer (or as otherwise directed by such Exchanging TRA Member) of immediately available funds to a bank account of such Exchanging TRA Member previously designated by such Exchanging TRA Member to LC TRS I. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal estimated income tax payments.

        (b)   A "Tax Benefit Payment" in respect of an Exchanging TRA Member means an amount, not less than zero, equal to the sum of the Net Tax Benefit and the Interest Amount attributable to such Exchanging TRA Member. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration for the acquisition of Series TRS Units or other assets in Exchanges unless otherwise required by law. The "Net Tax Benefit" for each Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit in respect of the Exchanging TRA Member as of the end of such Taxable Year over the total amount of payments previously payable under this Section 3.1 in respect of such Exchanging TRA Member, excluding payments attributable to the Interest Amount; provided, however, that for the avoidance of doubt, no Exchanging TRA Member shall be required to return any portion of any previously made Tax Benefit Payment. The "Interest Amount" for a given Taxable Year shall equal the interest on the Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the LC TRS I Return with respect to Taxes for the most recently ended Taxable Year until the Payment Date. Notwithstanding the foregoing, for each Taxable Year ending on or after the Change of Control Date, all Tax Benefit Payments in respect of an Exchanging TRA Member, whether paid with respect to Series Units that were Exchanged (i) prior to the Change of Control Date or (ii) on or after the Change of Control Date shall be calculated by using the CC Valuation Assumptions. The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each separate Exchange, on a Series TRS Unit-by-Series TRS Unit basis by reference to the resulting Basis Adjustment to LC TRS I.

        (c)    Rescission.    Notwithstanding the foregoing, if the Corporation elects not to become a REIT on or prior to March 13, 2015, the Exchanging TRA Members shall not be entitled to receive any Tax Benefit Payments under this Agreement, which shall thereupon be null and void. As provided for in Section 7.18 below, in such event, the Initial TRA shall be reinstated as if this Agreement had never occurred.

        3.2    No Duplicative Payments.    Notwithstanding anything in this Agreement to the contrary, it is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of LC TRS I's Cumulative Net Realized Tax Benefit, and the Interest Amount thereon, being paid to the applicable Exchanging TRA Member pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner so that these fundamental results are achieved.

        3.3    Pro Rata Payments; Coordination of Benefits.

        (a)   Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate tax benefit of LC TRS I or any Consolidated Group's deduction with respect to the Basis Adjustments or Imputed Interest in respect of all Exchanging TRA Members under this Agreement is limited in a particular Taxable Year because LC TRS I or applicable Consolidated Group does not have sufficient taxable income, the limitation on the tax benefit for LC TRS I or the applicable Consolidated Group shall be allocated among the Exchanging TRA Members in proportion to the respective amounts of Realized Tax Benefits that would have been determined under this Agreement in respect of each Exchanging TRA Member if LC TRS I or the applicable Consolidated Group had sufficient taxable income so that there were no such limitation.

        (b)   If for any reason LC TRS I does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year and such failure is not a breach of this Agreement under Section 5.2, then LC TRS I and the Exchanging TRA Members agree that (i) LC TRS I shall pay the same proportion of each Tax Benefit Payment due under this Agreement in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

        3.4    Tax Benefit Payments for Taxable Year 2014.

        (a)    Payment.    TRA Members who Exchanged LP Units prior to the effectiveness of this Agreement shall be entitled to receive from Corporation Tax Benefit Payments for taxable year 2014 calculated and paid in accordance with the Initial TRA.

ARTICLE IV
TERMINATION

        4.1    Early Termination.

        (a)    All TRA Members.    LC TRS I may terminate this Agreement with respect to all of the Series TRS Units held (or previously held and Exchanged, or deemed previously held and Exchanged as a result of any permitted assignment of this Agreement pursuant to Section 7.6(b) hereof) by all TRA Members at any time by paying to each TRA Member the Early Termination Payment attributable to such TRA Member; provided, however, that this Agreement shall only terminate with respect to any such TRA Member upon the payment by LC TRS I of the Early Termination Payment to such TRA Member, and provided, further, that LC TRS I may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by LC TRS I to a TRA Member, LC TRS I shall have no further payment obligations to such TRA Member under this Agreement, other than for any (i) Tax Benefit Payment agreed to by LC TRS I and such TRA Member as due and payable but unpaid as of the Early Termination Notice, and (ii) any Tax Benefit Payment due to such TRA Member for the Taxable Year ending on or including the date of the Early Termination Notice (except to the extent that the amount described in this clause (ii) is included in the Early Termination Payment). For the avoidance of doubt, if an Exchange occurs by a TRA Member after LC TRS I makes the Early Termination Payment to such TRA Member, LC TRS I shall have no obligations under this Agreement with respect to such Exchange, and its only obligations under this Agreement in such case shall be its obligation under Section 4.3(a) to pay the Early Termination Payment to such TRA Member.

        (b)    Any Exchanging TRA Member.    LC TRS I may terminate this Agreement with respect to the Series TRS Units previously held and Exchanged (or deemed previously held and Exchanged as a result of any permitted assignment of this Agreement pursuant to Section 7.6(b) hereof) by any Exchanging TRA Member at any time by paying to such Exchanging TRA Member the Early Termination Payment attributable to such Exchanging TRA Member; provided, however, that this Agreement shall only terminate with respect to such Exchanging TRA Member upon the payment by LC TRS I of the Early Termination Payment to such Exchanging TRA Member, and provided, further, that LC TRS I may withdraw any notice to execute its termination rights under this Section 4.1(b) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by LC TRS I to an Exchanging TRA Member, LC TRS I shall have no further payment obligations to such Exchanging TRA Member under this Agreement, other than for any (i) Tax Benefit Payment agreed to by LC TRS I and such Exchanging TRA Member as due and payable but unpaid as of the Early Termination Notice and (ii) any Tax Benefit Payment due to such Exchanging TRA Member for the Taxable Year ending on or including the date of the Early Termination Notice (except to the extent that the amount described in this clause (ii) is included in the Early Termination Payment). Each TRA Member hereby acknowledges and agrees that to the extent

LC TRS I elects to exercise LC TRS I's rights under this Section 4.1(b), such TRA Member shall have no rights hereunder or otherwise in connection therewith unless such TRA Member is the particular Exchanging TRA Member with respect to which LC TRS I is exercising LC TRS I's rights under this Section 4.1(b).

        4.2    Early Termination Notice.    If LC TRS I chooses to exercise its right of early termination under Section 4.1 above with respect to one or more TRA Members, then LC TRS I shall deliver to each applicable TRA Member written notice of such intention to exercise such right (an "Early Termination Notice") and a schedule (an "Early Termination Schedule") specifying LC TRS I's intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for such TRA Member. As of the date thirty (30) calendar days after the date on which an Early Termination Notice and an Early Termination Schedule is delivered to a TRA Member, such Early Termination Notice and Early Termination Schedule shall become final and binding on such TRA Member (and on LC TRS I as to that TRA Member, but subject to LC TRS I's ability to withdraw such Early Termination Notice in the manner described in Section 4.1) unless such TRA Member (or, in the case of an early termination for all TRA Members pursuant to Section 4.1(a), unless holders of a majority of the then TRA Deemed Units, on behalf of all TRA Members) (in either case, "TRA Objecting Members"), within thirty (30) calendar days after LC TRS I delivers such Early Termination Notice and Early Termination Schedule to such TRA Members, provides LC TRS I with written notice of a material objection to such Early Termination Schedule made in good faith by such TRA Objecting Members (a "Material Objection Notice"). If LC TRS I and such TRA Objecting Members, for any reason, are unable to successfully resolve the issues raised by such TRA Objecting Members in such Material Objection Notice within thirty (30) calendar days of receipt by LC TRS I of such Material Objection Notice, LC TRS I and such TRA Objecting Members shall employ the Reconciliation Procedures in order to resolve such issues.

        4.3    Payment upon Early Termination.

        (a)   Within thirty (30) calendar days after agreement between a TRA Member and LC TRS I of an Early Termination Schedule (or a deemed agreement as a result of such Early Termination Schedule becoming final and binding in the manner provided for in Section 4.2 hereof), LC TRS I shall pay to such TRA Member an amount equal to the Early Termination Payment set forth in such Early Termination Schedule. Such payment of an Early Termination Payment shall be made by wire transfer (or as otherwise directed by the Exchanging TRA Member) of immediately available funds to a bank account designated by such TRA Member, and upon payment by LC TRS I of such Early Termination Payment to such TRA Member, such TRA Member shall have no further rights under this Agreement.

        (b)   With respect to any TRA Member to which LC TRS I has delivered an Early Termination Notice, the amount of the "Early Termination Payment" for such TRA Member shall equal the sum of (i) the present value, discounted at the Early Termination Rate as of the applicable ET Determination Date, of all Tax Benefit Payments that would be required to be paid by LC TRS I to the TRA Member at any time on or after such ET Determination Date assuming that the Valuation Assumptions are applied and (ii) without duplication of any amounts referred to in clause (i) above, any Tax Benefit Payments due and payable to such TRA Member (without regard to the terms of Section 5.2 hereof) prior to such ET Determination Date that have not previously been paid by LC TRS I, as well as any and all Default Interest that may have accrued and is owed to such TRA Member pursuant to the terms of Section 5.2 hereof.

ARTICLE V
SUBORDINATION AND BREACH OF PAYMENT OBLIGATIONS

        5.1    Subordination.    Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by LC TRS I to the TRA Members under this Agreement (an "Exchange Payment") shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the LC TRS I and its Subsidiaries ("Senior Obligations") and shall rank pari passu with all current or future unsecured obligations of LC TRS I that are not Senior Obligations.

        5.2    Breach of Payment Obligations by LC TRS I.    Notwithstanding any other provision set forth in this Agreement, in the event that LC TRS I breaches any of its obligations under this Agreement to make any payment to a TRA Member when due, and such breach is not cured by LC TRS I within thirty (30) days after such breach, then the amount of such payment shall accrue interest at the Default Rate ("Default Interest") until such date as such payment (along with such Default Interest) is paid by LC TRS I to such TRA Member, and the accrual of such Default Interest will be such TRA Member's sole and exclusive remedy under this Agreement as a result of such breach by LC TRS I, unless (i) such breach is not cured by LC TRS I prior to the first to occur of (A) the date three (3) years after the date of such breach or (B) the Change of Control Date, (ii) such breach occurs on or after the Change of Control Date or (iii) such breach is with respect to an Early Termination Payment, in which case, such TRA Member will have the right to bring an enforcement action against LC TRS I in order to collect such payment (along with all accrued and unpaid Default Interest thereon).

ARTICLE VI
TAX MATTERS; CONSISTENCY; COOPERATION; REIT ELECTION

        6.1    Tax Matters.    Series TRS and LC TRS I shall have full responsibility for, and sole discretion over, all Tax matters concerning Series TRS, LC TRS I and Consolidated Group, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes.

        6.2    Consistency.    Except for items that are explicitly described as "deemed" or in similar manner by the terms of this Agreement, LC TRS I and each TRA Member agree to report and cause to be reported for all purposes, including federal, state, and local Tax purposes and financial reporting purposes, all Tax-related items (including without limitation the Basis Adjustment and each Tax Benefit Payment) in a manner consistent with that specified by LC TRS I in any Annual Schedule or Early Termination Schedule for such TRA Member provided by or on behalf of LC TRS I to such TRA Member under this Agreement.

        6.3    Cooperation.    Each Exchanging TRA Member shall (a) furnish to LC TRS I in a timely manner such information, documents and other materials as LC TRS I may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to LC TRS I and its representatives to provide explanations of documents and materials and such other information as LC TRS I or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and LC TRS I shall reimburse any Exchanging TRA Member for any reasonable third-party costs and expenses incurred by such Exchanging TRA Member pursuant to this Section 6.3.

        6.4    REIT Election.    The Corporation covenants and agrees not to elect to become subject to tax as a REIT unless stockholders of the Corporation holding a majority of the outstanding Class A Shares and Class B Shares eligible to vote, other than Class A Shares and Class B Shares beneficially owned by a person who is a party to, or is an affiliate of a party to, the Initial TRA, have approved this Agreement.

 ARTICLE VII
MISCELLANEOUS

        7.1    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) if delivered personally, on the date of delivery, or, if delivered by facsimile, upon confirmation of transmission by the sender's fax machine if sent on a Business Day (or otherwise, on the Business Day following confirmation of transmission by the sender's fax machine) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    if to the Corporation, to:

      Ladder Capital Corp
      345 Park Avenue, 8th Floor
      New York, New York 10154
      Attention: General Counsel and Chief Financial Officer
      Fax: 212-715-3199;

    if to any of Holdings, Series TRS or LC TRS I, to:

      Ladder Capital Finance Holdings LLLP
      345 Park Avenue, 8th Floor
      New York, New York 10154
      Attention: General Counsel and Chief Financial Officer
      Fax: 212-715-3199.

        If to a TRA Member, to the address and facsimile number set forth in Series TRS's records.

        Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

        7.2    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

        7.3    Entire Agreement; No Third Party Beneficiaries.    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        7.4    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

        7.5    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        7.6    Successors; Assignment; Amendments; Waivers.

        (a)   If a TRA Member transfers any Series TRS Units owned by such TRA Member to a Person in accordance with the terms of the LLLP Agreement (including to a Permitted Transferee of such TRA Member) (other than pursuant to an Exchange), then, as a condition to the completion of such transfer, such transferring TRA Member must assign to the transferee of such Series TRS Units the transferring TRA Member's rights under this Agreement with respect to such transferred Series TRS Units by causing such transferee to execute and deliver to LC TRS I a Joinder agreeing to become a "TRA Member" for all purposes of this Agreement, in such form a shall be reasonably acceptable to LC TRS I.

        (b)   Once an Exchange has occurred, any and all payments that may become payable to an Exchanging TRA Member pursuant to this Agreement with respect to the Series TRS Units so Exchanged may be assigned by such Exchanging TRA Member to (i) any Person with the prior written approval of LC TRS I or (ii) any Person that qualifies as a Permitted Transferee of such Exchanging TRA Member, but only if, in connection with such assignment, such assignee has executed and delivered to LC TRS I a Joinder agreeing to become an "Exchanging TRA Member" and a "TRA Member" for all purposes of this Agreement, in such form a shall be reasonably acceptable to LC TRS I.

        (c)   No TRA Member may assign this Agreement, or any rights under this Agreement, to any Person except as expressly permitted by, and in compliance with, the terms of Section 7.6(a) or 7.6(b) hereof, and any such assignment by any TRA Member that is not expressly permitted by, and in compliance with, the terms of Section 7.6(a) or 7.6(b) hereof shall be null and void.

        (d)   Notwithstanding the foregoing provisions of this Section 7.6, (i) no assignee described in Section 7.6(a) hereof that is not a Permitted Transferee of the applicable assignor shall have the right to enforce the provisions of Section 2.5 or 4.2 of this Agreement (in which case, any Annual Schedule or Early Termination Schedule that is delivered by LC TRS I to such assignee shall be final and binding on such assignee when delivered by LC TRS I to such assignee), and (ii) no assignee described in Section 7.6(a) hereof that is not a Permitted Transferee of the applicable assignor shall have any rights under this Agreement except for the right to enforce such assignee's rights to receive payments under this Agreement (in which case, any Annual Schedule or Early Termination Schedule that is delivered by LC TRS I to such assignee shall be final and binding on such assignee when delivered by LC TRS I to such assignee).

        (e)   This Agreement and any provision hereof may be modified, amended or restated only upon the written approval of LC TRS I, Holdings and the TRA Requisite Members, and any such modification, amendment or restatement to which such written approval is obtained will be binding upon LC TRS I, Holdings and each TRA Member; provided, that no such modification, amendment or restatement shall be effective if such modification, amendment or restatement will have a disproportionate effect on the payments certain TRA Members will or may receive under this Agreement as compared to other TRA Members unless all such TRA Members disproportionately affected consent in writing to such modification, amendment or restatement.

        (f)    Subject to Section 7.6(d) hereof, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. LC TRS I shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of LC TRS I, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that LC TRS I would be required to perform if no such succession had taken place.

        7.7    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        7.8    Venue and Submission to Jurisdiction.    EXCEPT FOR MATTERS COVERED BY THE TERMS OF SECTION 7.9 HEREOF (FOR WHICH SECTION 7.9 HEREOF SHALL BE SOLELY APPLICABLE), ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH HE OR IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        7.9    Reconciliation.    In the event that LC TRS I and any TRA Objecting Member(s) are unable to resolve a disagreement with respect to the matters governed by Sections 2.5 and 4.2 within the relevant period designated in this Agreement ("Reconciliation Dispute"), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the "Expert") in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or a law firm, and the Expert shall not, and, unless such TRA Objecting Member(s) agree otherwise, the firm that employs the Expert shall not, have any material relationship with either LC TRS I, or such TRA Objecting Member(s) or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to any Exchange Basis Schedule, Tax Benefit Schedule, Annual Schedule or Early Termination Schedule within thirty (30) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on such date and such Tax Return may be filed as prepared by LC TRS I, subject to adjustment or amendment upon resolution. The costs and expenses with respect to the engagement of such Expert or amending any Tax Return shall be borne 50% by LC TRS I and 50% by the applicable TRA Objecting Member(s). Except as provided in the immediately preceding sentence, LC TRS I and a TRA Objecting Member(s) shall each bear its own costs and expenses of such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on LC TRS I and such TRA Objecting Member(s) and may be entered and enforced in any court having jurisdiction.

        7.10    Withholding.    LC TRS I shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as LC TRS I is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by LC TRS I, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable TRA Member.

        7.11    Tax Covenant.    LC TRS I, Series TRS and each TRA Member hereby acknowledge that, as of the date of this Agreement, the aggregate value of the Tax Benefit Payments cannot reasonably be ascertained for United States federal income tax or other applicable Tax purposes.

        7.12    Admission of LC TRS I into a Consolidated Group; Transfers of Corporate Assets.

        (a)   If LC TRS I becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state, local or foreign law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

        (b)   If any entity that is obligated to make an Exchange Payment hereunder transfers one or more assets to a corporation with which such entity does not file a consolidated tax return pursuant to Section 1501 of the Code in a transaction pursuant to Section 351 of the Code or described in Section 368(a) of the Code, such entity, for purposes of calculating the amount of any Exchange Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset, plus (i) the amount of debt to which such asset is subject, in the case of a contribution of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a contribution of a partnership interest.

        7.13    Confidentiality.    Each TRA Member acknowledges and agrees that the information of LC TRS I is confidential and, except in the course of performing any duties as necessary for LC TRS I and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in confidence and not disclose to any Person any confidential information of which knowledge was obtained pursuant to this Agreement, of LC TRS I and its Affiliates and successors, concerning Holdings and its Affiliates and successors or the other TRA Members. This Section 7.13 shall not apply to (i) any information that has been made publicly available by LC TRS I or any of its Affiliates, becomes public knowledge (except as a result of an act of such TRA Member in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for a TRA Member to prepare and file his or her Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns or (iii) in the case of any TRA Member that is (or is controlled by) a private equity fund or other investment fund, the disclosure in a customary manner by such TRA Member of any such information in confidence to such TRA Member's investors. Notwithstanding anything to the contrary herein, each TRA Member (and each employee, representative or other agent of such TRA Member, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of LC TRS I, Holdings, the TRA Members and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the TRA Members relating to such tax treatment and tax structure. If a TRA Member or assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.13, LC TRS I shall have the right and remedy to have the provisions of this Section 7.13 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to LC TRS I or any of its Subsidiaries or the other TRA Members and the accounts and funds managed by LC TRS I and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

        7.14    Independent Nature of TRA Members' Rights and Obligations.    The obligations of each TRA Member hereunder are several and not joint with the obligations of any other TRA Member, and no TRA Member shall be responsible in any way for the performance of the obligations of any other TRA Member hereunder. The decision of each TRA Member to enter into this Agreement has been made by such TRA Member independently of any other TRA Member. Nothing contained herein, and no action taken by any TRA Member pursuant hereto, shall be deemed to constitute the TRA Members as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Members are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and LC TRS I acknowledges that the TRA Members are not acting in concert or as a group, and LC TRS I will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

        7.15    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        7.16    Waiver of Jury Trial.    EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

        7.17    Rescission.    Notwithstanding anything herein to the contrary, if for any reason the Corporation elects, on or prior to March 13, 2015, not to elect to become subject to tax as a REIT for the 2015 tax year, then, effective automatically from and after the date on which the Corporation issues a press release announcing such determination, (i) this Agreement shall be rescinded, and all rights, benefits, duties, liabilities and obligations under this Agreement shall automatically terminate and be of no force or effect, (ii) neither the Exchanging TRA Members nor the Initial TRA Members shall be entitled to receive any Tax Benefit Payments pursuant to this Agreement, which shall thereupon be null and void, and (iii) the Initial TRA shall automatically be reinstated and come into full force and effect and govern the rights, benefits, duties, liabilities and obligations of the parties hereto.

        7.18    Guarantee.    The Corporation hereby fully, unconditionally and irrevocably guarantees, to each TRA Member the full and punctual payment when due of any amounts that LC TRS I may become obligated to pay under this Agreement; provided, that the Corporation shall not be required to make good on said guarantee, and said guarantee shall not be enforceable against the Corporation, to the extent that the satisfaction of such guarantee would, in the reasonable judgment of the Corporation, jeopardize in any material respect the Corporation's status as a REIT under the Code.

        IN WITNESS WHEREOF, the Corporation, Holdings and the other parties hereto have duly executed this Amended and Restated Tax Receivable Agreement as of the date first written above.

LADDER CAPITAL CORP
By:
	Name:	Pamela McCormack
	Title:	General Counsel
LADDER CAPITAL FINANCE HOLDINGS LLLP
By:
	Name:	Pamela McCormack
	Title:	General Counsel
SERIES TRS OF LADDER CAPITAL FINANCE HOLDINGS LLLP
By:
	Name:	Pamela McCormack
	Title:	General Counsel
LC TRS I LLC
By:
	Name:	Kelly Porcella
	Title:	Associate General Counsel
TI II LADDER HOLDINGS, LLC
By:
	Name:	Glenn F. Miller
	Title:	Vice President
GI LADDER HOLDCO LLC
By:	GI Partners Fund III L.P., its sole member
By:	GI GP III L.P., its General Partner
By:	GI GP III LLC, its General Partner
By:
	Name:	Howard Park
	Title:	Authorized Signatory

Alan Fishman
Brian Harris
Betsy A. Harris 2012 Family Trust
By:
	Name:	Brian Harris
	Title:	Trustee
Michael Mazzei
Greta Guggenheim
Robert Perelman
Pamela McCormack
Marc Fox
Thomas Harney

EXHIBIT A

JOINDER TO TAX RECEIVABLE AGREEMENT

        This JOINDER (this "Joinder") to Tax Receivable Agreement, by and among Ladder Capital Corp, a Delaware corporation (the "Corporation"), Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership ("Holdings"), Series TRS of Holdings, a series of a Delaware limited liability limited partnership ("Series TRS"), LC TRS I LLC, a Delaware limited liability company ("LC TRS I"), and                                     ("Additional Signatory"), is dated as of                        , 20    .

        WHEREAS, reference is hereby made to the Amended and Restated Tax Receivable Agreement, dated as of March [    •    ], 2015 by and among the Corporation, Holdings, Series TRS, LC TRS I and the other parties thereto, as such agreement may be amended and/or restated from time to time (the "Tax Receivable Agreement"). Capitalized terms used in this Joinder and not otherwise defined in this Joinder shall have the respective meanings given to such capitalized terms in the Tax Receivable Agreement; and

        [WHEREAS, as a result of the Merger, Additional Signatory is the owner of [    •    ] Series TRS Units (collectively, "Series TRS Units"), and Additional Signatory is executing and delivering this Joinder pursuant to Section 15 of the Merger Agreement.]

        [WHEREAS, on [    •    ], Additional Signatory acquired (the "Acquisition") [    •    ] Series TRS Units (collectively, "Applicable TRS Units") from [                         ("Transferor")], and Transferor, in connection with the Acquisition, has required Additional Signatory to execute and deliver this Joinder pursuant to Section 7.6(a) of the Tax Receivable Agreement.]

        [WHEREAS, on                        , Additional Signatory acquired (the "Acquisition") from [    •    ] ("Transferor"), the right to receive all payments under the Tax Receivable Agreement with respect to the [    •    ] Series TRS Units that were previously Exchanged (collectively, "Applicable TRS Units"), and in connection with the Acquisition, Additional Signatory (i) is required to execute and deliver this Joinder pursuant to Section 7.6(b) of the Tax Receivable Agreement and (ii) will, for purposes of the Tax Receivable Agreement, be deemed to be an "Exchanging TRA Member" with respect to such Applicable TRS Units.]

        NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, Additional Signatory hereby agrees as follows:

        Section 1.1.    Joinder to Tax Receivable Agreement.    Additional Signatory hereby (i) acknowledges that Additional Signatory has received and reviewed a complete copy of the Tax Receivable Agreement and (ii) agrees that upon execution of this Joinder, Additional Signatory (A) will become a party to the Tax Receivable Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Tax Receivable Agreement in the manner set forth in the Tax Receivable Agreement, with respect to the Applicable TRS Units and (B) will be a "TRA Member" for all purposes of the Tax Receivable Agreement.

        Section 1.2.    Third A&R LLLP Agreement.    Additional Signatory hereby (i) acknowledges that Additional Signatory has received and reviewed a complete copy of the Third Amended and Restated Limited Liability Limited Partnership Agreement, dated December 31, 2014, as amended or supplemented from time to time (the "Third A&R LLLP Agreement"), and (ii) agrees that Additional Signatory either is, or as a result of the execution and delivery of this Joinder has become, a party to the Third A&R LLLP Agreement and, as a result thereof, is fully bound by, and subject to, all of the covenants, terms and conditions of the Third A&R LLLP Agreement and is a Limited Partner (as such term is defined in the Third A&R LLLP Agreement) for all purposes of the LLLP Agreement. [

NOTE: THIS SECTION 1.2 ONLY TO INCLUDED IF THE ADDITIONAL SIGNATORY ALSO OWNS/IS ACQUIRING LP UNITS]

        Section 1.3.    Counterparts; Headings.    This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

        Section 1.4.    Governing Law.    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

        [NOTE: IF REQUESTED BY LC TRS I, THE JOINDER AS COMPLETED BY AN ADDITIONAL SIGNATORY WILL ALSO INCLUDE A SECTION 1.5 IN WHICH SUCH ADDITIONAL SIGNATORY REPRESENTS TO THE CORPORATION SUCH ADDITIONAL SIGNATORY'S CONTACT INFORMATION AND WIRE INSTRUCTIONS, ALONG WITH A COVENANT BY SUCH ADDITIONAL SIGNATURE TO PROMPTLY PROVIDE LC TRS I WITH UPDATED CONTACT INFORMATION AND WIRE INSTRUCTIONS TO THE EXTENT SUCH INFORMATION CHANGES FROM TIME TO TIME.]

        IN WITNESS WHEREOF, this Joinder to the Amended and Restated Tax Receivable Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

LADDER CAPITAL CORP
By:
Name:
Title:
LADDER CAPITAL FINANCE HOLDINGS LLLP
By:
Name:
Title:
SERIES TRS OF LADDER CAPITAL FINANCE HOLDINGS LLLP
By:
Name:
Title:
LC TRS I LLC
By:
Name:
Title:
[ADDITIONAL SIGNATORY]
By:
Name:
Title:

Appendix C

December 15, 2014

The Board of Directors
Ladder Capital Corp
345 Park Avenue, 8th Floor
New York, NY 10154

Dear Board of Directors:

        We understand that Ladder Capital Corp (the "Company") is considering commencing the steps necessary to qualify as a real estate investment trust ("REIT"), and effective January 1, 2015, intends to begin operating as a REIT for U.S. federal income tax purposes (the "REIT Election"). We also understand that, in connection with the planned REIT Election and as a condition thereto, the Company and Ladder Capital Finance Holdings LLLP ("Ladder Holdings") propose to enter into the Amended Partnership Agreement (defined below) pursuant to which, among other things and as more fully described in the Amended Partnership Agreement, (i) all assets and liabilities of Ladder Holdings will be allocated to two recently established series of Ladder Holdings, consisting of "Series REIT" and "Series TRS," (ii) each outstanding limited partnership unit of Ladder Holdings (an "Existing LP Unit") will convert into one limited partnership unit of Series REIT (a "Series REIT LP Unit") and one limited partnership unit of Series TRS (a "Series TRS LP Unit"), (iii) outstanding Series TRS LP Units will be exchangeable for the same number of limited liability company interests of LC TRS I LLC ("TRS I" and , such interests, "TRS I Shares"), which will be a newly-formed limited liability company that will be a U.S. taxable REIT subsidiary of the Company and the general partner of Series TRS (any such exchanges, the "TRS Exchanges"), and (iv) certain other amendments that are necessary for the REIT Election will be made. The foregoing actions described in prior sentence are referred to herein as the "REIT Transactions."

        We further understand that, as a condition to the REIT Election and in addition to execution of the Amended Partnership Agreement, the Company and Ladder Holdings propose to amend and restate the Existing Tax Receivable Agreement (defined below) with certain of Ladder Holdings' pre-IPO investors (the "TRA Members") that provides, under the current terms thereof, for the payment from time to time by the Company to the TRA Members of 85% of the amount of the benefits, if any, that the Company realizes or under certain circumstances (such as a change of control) is deemed to realize as a result of (i) the increases in tax basis resulting from certain exchanges of Existing LP Units for shares of Class A Common Stock, par value $0.001 per share, of the Company ("Company Class A Common Stock") by the TRA Members, (ii) any incremental tax basis adjustments attributable to payments made pursuant to the Existing Tax Receivable Agreement, and (iii) any deemed interest deductions arising from payments made by the Company under the Existing Tax Receivable Agreement (collectively, the "Existing Tax Benefit Payments"). As more fully described in the Amended Tax Receivable Agreement (defined below), in lieu of the Existing Tax Benefit Payments for the 2015 taxable year and beyond (the "Post-2014 Existing Tax Benefit Payments"), TRS I will pay to the TRA Members 85% of the amount of the benefits, if any, that TRS I realizes or under certain circumstances (such as a change of control) is deemed to realize as a result of (i) the increases in tax basis resulting from the TRS Exchanges by the TRA Members, (ii) any incremental tax basis adjustments attributable to payments made pursuant to the Amended Tax Receivable Agreement, and (iii) any deemed interest deductions arising from payments made by TRS I under the Amended Tax Receivable Agreement (collectively, the "Amended Tax Benefit Payments" and, such replacement of the Post-2014 Existing Tax Benefit Payments with the Amended Tax Benefit Payments, the "Tax Benefit Payments Modification"). We understand that, subject to certain limitations as set forth in the Amended Tax Receivable Agreement, the Company will guarantee the payments required to be made by TRS I pursuant to the Amended Tax Receivable Agreement. The entry into the Amended Tax Receivable Agreement, the REIT Election and the REIT Transactions are referred to herein, collectively, as the "Transaction."

        The Board of Directors of the Company (the "Board") has requested that Houlihan Lokey Financial Advisors, Inc. ("Houlihan Lokey") provide an opinion (the "Opinion") to the Board as to whether, as of the date hereof, the Tax Benefit Payments Modification provided for in the Transaction pursuant to the Amended Tax Receivable Agreement is fair to the Company from a financial point of view. For purposes of our analysis and this Opinion, with your consent and approval, we have assessed the foregoing on the basis of a comparison of the implied present value reference ranges for the Post-2014 Existing Tax Benefit Payments and the implied present value reference ranges for the Amended Tax Benefit Payments, in each case derived by Houlihan Lokey utilizing the Payment Projections (defined below) provided to us by the Company and on which the Company has directed us to rely, which Payment Projections are based on the immediate exchange of all outstanding Existing LP Units or Series TRS LP Units, as the case may be, and the closing price of Company Class A Common Stock on December 12, 2014.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the following agreements (collectively, the "Agreements"):

  a.
  Tax Receivable Agreement, dated as of February 11, 2014, among the Company, Ladder Holdings and the TRA Members (the "Existing Tax Receivable Agreement");

  b.
  Draft dated December 11, 2014 of the Amended and Restated Tax Receivable Agreement, effective as of December 31, 2014, to be entered into by the Company, Ladder Holdings, TRS I, Series TRS and the TRA Members (the "Amended Tax Receivable Agreement"); and

  c.
  Draft dated December 7, 2014 of the Third Amended and Restated Limited Liability Limited Partnership Agreement of Ladder Capital Finance Holdings LLLP, effective as of December 31, 2014 (the "Amended Partnership Agreement");

  2.
  reviewed certain information relating to the Existing Tax Benefit Payments and the Amended Tax Benefit Payments, including certain projections prepared by or discussed with the management of the Company relating to the Post-2014 Existing Tax Benefit Payments and the Amended Tax Benefit Payments that the Company has directed us to rely upon and utilize for purposes of our analyses and this Opinion (collectively, the "Payment Projections");

  3.
  spoken with certain members of the management of the Company regarding the Post-2014 Existing Tax Benefit Payments, the Amended Tax Benefit Payments, the business, operations, financial condition and prospects of the Company generally, the Transaction and related matters; and

  4.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us,

discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the Payment Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the Post-2014 Existing Tax Benefit Payments and the Amended Tax Benefit Payments, and we express no opinion with respect to the Payment Projections or the assumptions on which they are based. As you are aware, the Payment Projections reflect assumptions to the effect that sufficient taxable income will be generated to result in the Post-2014 Existing Tax Benefit Payments and the Amended Tax Benefit Payments as reflected in the Payment Projections, that the tax reporting positions taken by the Company will be accepted by the IRS and that no changes to applicable tax law will occur and, at the direction of the Company, we have relied upon and assumed, without independent verification, that there will be no developments with respect to the foregoing that would be material in any respect to our analyses or this Opinion. We also have relied, at the direction of the Company, on the assessments of the management of the Company as to the proper allocation of increases in tax basis between the assets of Series REIT and the assets of Series TRS, and, at the direction of the Company, we have relied upon and assumed, without independent verification, that there will be no developments with respect to such allocation that would be material in any respect to our analyses or this Opinion. As you are aware, we have relied upon the calculation by management of the Company of the Post-2014 Existing Tax Benefit Payments and the Amended Tax Benefit Payments as reflected in the Payment Projections and have not performed any independent calculation thereof. At the direction of the Company, we have relied upon and assumed, without independent verification, that the Payment Projections reflect the correct application by management of the Company of the relevant contractual terms of the Existing Tax Receivable Agreement and the Amended Tax Receivable Agreement for purposes of calculating the Post-2014 Existing Tax Benefit Payments and the Amended Tax Benefit Payments, respectively. We are not expressing any opinion as to the actual amount or timing of the Post-2014 Existing Tax Benefit Payments or the Amended Tax Benefit Payments, as the case may be, that the Company or TRS I would be required to pay to the TRA Members or the actual timing of exchanges of outstanding Existing LP Units or Series TRS LP Units. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreements and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction and related transactions will be satisfied without waiver thereof, and (d) the Transaction and related transactions will be consummated in a timely manner in accordance with the terms described in the Agreements and such other related documents and instruments and, in the case of the REIT Election, as described to us by representatives of the Company, without any amendments or modifications thereto. We have also relied upon and assumed, without independent verification, that the Transaction and related transactions will qualify for the intended tax treatment described to us by the representatives of the Company for U.S. federal income tax purposes. We have relied upon and assumed, without independent verification, that (i) the Transaction and related transactions will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction and related transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction, the Company, Ladder Holdings, Series REIT, Series TRS, TRS I or any expected benefits of the Transaction that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of the Amended Tax Receivable Agreement and Amended Partnership Agreement will not differ in any respect from the drafts of said documents identified above.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, Ladder Holdings or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or Ladder Holdings is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or Ladder Holdings is or may be a party or is or may be subject. In addition, we have not been requested to perform, and have not performed or relied upon, any analysis to evaluate (i) the pro forma financial effects of the Transaction on the Company or any other implications of the Transaction (including, without limitation, the REIT Election or the REIT Transactions) except for the Tax Benefit Payments Modification, or (ii) the value of the Company, Ladder Holdings, Series REIT, Series TRS, TRS I or any of their respective securities or assets.

        We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction or any related transaction, the securities, assets, businesses or operations of the Company, Ladder Holdings or any other party, or any alternatives to the Transaction or any related transaction, (b) negotiate the terms of the Transaction or any related transaction, or (c) advise the Board, the Company or any other party with respect to alternatives to the Transaction or any related transaction. We express no view or opinion as to any such matters, including the terms that could have been obtained if any of the foregoing had been undertaken. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. Subsequent events that could materially affect the conclusion set forth in this Opinion include, without limitation, changes to the business, financial condition and results of operations of the Company, changes in the market price of Company Class A Common Stock and changes in applicable tax laws. We are not expressing any opinion as to what the value of Series REIT LP Units or Series TRS LP Units actually will be when issued pursuant to the Transaction or the price or range of prices at which Series REIT LP Units, Series TRS LP Units, Company Class A Common Stock or TRS I Shares or any other securities of the Company, Ladder Holdings, Series REIT, Series TRS or TRS I may be purchased, sold or exchanged, or otherwise be transferable, at any time.

        This Opinion is furnished solely for the use and benefit of the Company and the Board (solely in its capacity as such) in connection with its evaluation of the Transaction and may not be relied upon by any other person or entity (including, without limitation, security holders, creditors or other constituencies of the Company or Ladder Holdings) or used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, Ladder Holdings, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction, any related transaction or otherwise. This Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Houlihan Lokey or any of its affiliates be made, without the prior written consent of Houlihan Lokey.

        In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Ladder Holdings or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

        Houlihan Lokey and/or certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial services to TowerBrook Capital Partners, L.P. ("TowerBrook"), GI Partners, L.P. ("GI Partners") and Alberta Investment Management Company ("AIMCo"), each, a significant shareholder of the Company, or one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with TowerBrook, GI Partners, and/or AIMCo (collectively, with TowerBrook, GI Partners, and AIMCo, the "Shareholder Group"), for which Houlihan Lokey and/or its affiliates have received, and may receive, compensation, including, among other things, having acted as financial advisor to PC Helps Support, LLC, then a portfolio company of GI Partners, in connection with its sale, which closed in September 2012. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company, Ladder Holdings, members of the Shareholder Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by TowerBrook, GI Partners or AIMCo, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the Shareholder Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Ladder Holdings, members of the Shareholder Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

        In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction or the conclusion contained in this Opinion. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

        We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, Ladder Holdings, their respective security holders or any other party to proceed with or effect the Transaction or any related transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction (including, without limitation, the REIT Election or the REIT Transactions) or any related transaction or otherwise (other than the Tax Benefit Payments Modification to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction or any related transaction to the holders of any class of securities, creditors or other constituencies of the Company or Ladder Holdings, or to any other party, except if and only to the extent expressly set forth in the last sentence of this

Opinion, (iv) the relative merits of the Transaction or any related transaction as compared to any alternative business strategies or transactions that might be available for the Company, Ladder Holdings or any other party, (v) the fairness of any portion or aspect of the Transaction or any related transaction to any one class or group of the Company's, Ladder Holdings' or any other party's security holders or other constituents vis-à-vis any other class or group of the Company's, Ladder Holdings' or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Ladder Holdings, their respective security holders, Series REIT, Series TRS, TRS I, any of the TRA Members or any other party is receiving or paying reasonably equivalent value in the Transaction or any related transaction, (vii) the solvency, creditworthiness or fair value of the Company, Ladder Holdings, Series REIT, Series TRS, TRS I, any of the TRA Members or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Tax Benefit Payments Modification or otherwise, (ix) the appropriate capital structure of the Company, or (x) whether the Company will satisfy at the time of the Transaction and will continue to satisfy, the requirements for qualification as a REIT. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Company and its advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, Ladder Holdings, Series REIT, Series TRS, TRS I, the Transaction and related transactions or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Tax Benefit Payments Modification provided for in the Transaction pursuant to the Amended Tax Receivable Agreement is fair to the Company from a financial point of view.

Very truly yours,

HOULIHAN LOKEY FINANCIAL ADVISORS, INC.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LADR2015 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. LADDER CAPITAL CORP 345 PARK AVENUE, 8TH FLOOR NEW YORK, NY 10154 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M80059-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LADDER CAPITAL CORP The Board of Directors recommends you vote FOR Proposals 1 and 2. For Against Abstain ! ! ! 1.To approve an amendment and restatement of the Company's Amended and Restated Certificate of Incorporation, including provisions that impose certain ownership and transfer restrictions on its security holders in connection with the Company's potential restructuring of its business operations to qualify as a real estate investment trust for U.S. federal income tax purposes commencing with the 2015 tax year to confirm that the Board may cause Ladder to elect to be taxed as a REIT, and that Ladder may engage in business as a REIT. ! ! ! 2.To approve an amendment and restatement of the Tax Receivable Agreement, dated as of February 11, 2014, among the Company, Ladder Capital Finance Holdings, LLLP and each of the TRA Members (as defined therein). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. M80060-TBD LADDER CAPITAL CORP Special Meeting of Shareholders [TBD], 2015, 10:00 AM, EST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Marc Fox and Kelly Porcella, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of LADDER CAPITAL CORP that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM, EST on [TBD], 2015, at www.virtualshareholdermeeting.com/LADR2015, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side